EXECUTION VERSION

STOCK PURCHASE AGREEMENT BY AND AMONG
KAC Investments LLC, an Arizona limited liability company, as Buyer
AND

Clever Leaves Holdings, Inc., a corporation organized and existing pursuant to the laws of British Columbia, Canada

AND

NS US Holdings, Inc., a Delaware corporation, as Seller
MARCH 21, 2024

Stock Purchase Agreement – Clever/KAC

TABLE OF CONTENTS

Page
Appendix A ............................................................................................................................................... A-1
List of Exhibits
Exhibits
Exhibit A    Allocation
Exhibit B    Form of Promissory Note
Exhibit C    Form of Personal Guaranty

1

Stock Purchase Agreement – Clever/KAC

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is entered into of March 21, 2024, by and among Herbal Brands, Inc., a Delaware corporation (the “Company”), Clever Leaves Holdings, Inc., a corporation organized and existing pursuant to the laws of British Columbia, Canada (“Clever”), its wholly- owned indirect subsidiary, NS US Holdings, Inc., a Delaware corporation (“NSUS”, and collectively with Clever, “Seller”), and KAC Investments LLC, an Arizona limited liability company (“Buyer”). The Company, Seller and Buyer are referred to sometimes individually as a “Party” and, collectively herein as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth on Appendix A attached hereto.
RECITALS
WHEREAS, NSUS owns 100% of the issued and outstanding capital stock of the Company, consisting of 100 shares of common stock, par value $0.01 (the “Company Stock”);
WHEREAS, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, the Company Stock on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:
Section 1.    Purchase and Sale of Company Stock.
(1)Purchase and Sale of Company Stock. On and subject to the terms and conditions of this Agreement, at the Closing, Buyer shall purchase from Seller the Company Stock, and Seller shall sell, assign, convey and transfer the Company Stock to Buyer, free and clear of any Liens (other than general restrictions under federal and state securities laws relating to the transfer of securities), in exchange for (i) cash in an amount equal to the Closing Purchase Amount and (ii) the Promissory Note in the original principal amount of $1,000,000.
(2)The Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) will occur on the date hereof (the “Closing Date”) simultaneously with the execution of this Agreement and the exchange of documents (electronic or otherwise).
(3)Closing Transactions. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, (i) the Parties shall take such actions and make such deliveries as described in Section 2 and Section 3 herein, and (ii) Buyer shall (A) deliver to Seller the Promissory Note (B) cause to be delivered to Seller the Personal Guaranty, and (C) pay to Seller an amount equal to the Purchase Price less the principal amount of the Promissory Note (the “Closing Purchase Amount”).
(4)Closing Statement. Attached hereto as Schedule 1(d) is a statement prepared by Seller (the “Closing Statement”), which sets forth: (A) Seller’s good faith calculation of the Closing Purchase Amount and the components thereof, (B) the Cash of the Company as of immediately prior to the Closing, and (C) the aggregate Indebtedness of the Company as of immediately prior to the Closing (the “Closing Indebtedness”), in each case with supporting calculations or documents reasonably satisfactory to Buyer.

Stock Purchase Agreement – Clever/KAC

(5)338(h)(10) Election. Seller acknowledges that Buyer has indicated its intention to make an election under Section 338(h)(10) of the Code and its state equivalent, if any, with respect to the Company. Seller agrees that Buyer, in its discretion, may make such election; provided, however, that such election shall be made no later than the due date for such election. If such election is made by Buyer, Buyer shall be authorized to complete Forms 8023; and Seller shall sign such completed Forms 8023 prepared by Buyer and the Company shall attach a signed copy of the applicable Form 8023 and a copy of the applicable Form 8883 completed by Seller to the Tax Return for the fiscal year (or partial fiscal year) ending on the Closing Date of the Company.
(6)Allocation. Buyer, the Company, and Seller hereby agree that the Closing Purchase Price for the aggregate deemed purchase and sale of the Company’s assets will be allocated in a manner consistent with Exhibit A (the “Allocation”). The Parties will file timely any forms and statements required under U.S. federal or state income Tax law, including Form 8883, in a manner consistent with the Allocation. The Parties will not file any Tax Return or otherwise take any position with respect to Taxes which is inconsistent with such Allocation, except as required by applicable law or with the prior written consent of the other Parties.
Section 2.    Closing Deliverables of Seller. On or prior to the Closing Date, Seller shall have delivered, or caused to have delivered, to Buyer, or Buyer shall have waived, all of the following:
(1)certified copies of the certificate of incorporation and bylaws of the Company;
(2)resolutions of the board of directors, or their equivalent (as applicable), of the Company and Seller approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified to be accurate and complete and in full force and effect as of the Closing;
(3)a certificate of good standing of the Company issued by the Secretary of State of
Delaware;
(4)those third-party consents, approvals and waivers (on terms reasonably satisfactory to Buyer) set forth on Schedule 2(d);
(5)an IRS Form W-9 for NSUS;
(6)(i) a statement that stock of the Company does not constitute a U.S. real property interest conforming to the requirements of Section 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the Treasury Regulations; and (ii) evidence, satisfactory in form and substance to Buyer that the Company has delivered to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the Treasury Regulations;
(7)wire instructions for NSUS;
(8)resignations of all directors of the Company;
(9)delivery of certificate(s) and assignment(s) for the Company Stock; and
(10)such other documents or instruments as Buyer may reasonably request to effect the transactions contemplated hereby.

2

Stock Purchase Agreement – Clever/KAC

Section 3.    Closing Deliverables of Buyer. On or prior to the Closing Date, Buyer shall have delivered to Seller all of the following:
(1)resolutions of Buyer’s board of managers approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified to be accurate and complete and in full force and effect as of the Closing;
(2)a certificate of good standing of Buyer issued by the Secretary of State of the State of Arizona;
(3)the Promissory Note;
(4)the Personal Guaranty;
(5)payment of all amounts to be paid by Buyer at Closing pursuant to Section 1(c);
and
(6)such other documents or instruments as Seller may reasonably request to effect the transactions contemplated hereby.
Section 4. Representations and Warranties of Seller. As a material inducement to Buyer to enter into and perform its obligations under this Agreement, Seller hereby represents and warrants to Buyer as follows:
(1)Organization; Capitalization.
(a)Clever is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada. NSUS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Clever owns, indirectly, 100% of the equity interests in NSUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NSUS owns, directly, 100% of the equity interests in the Company. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
(b)The Company Stock owned by NSUS represents 100% of the issued and outstanding equity interests in the Company, and NSUS is the owner of all right, title and interest (record and beneficial) in and to the Company Stock, free and clear of any and all Liens (other than general restrictions under federal and state securities laws relating to the transfer of securities). At the Closing, NSUS will transfer to Buyer good, valid and marketable title to all of the Company Stock, free and clear of any and all Liens (other than general restrictions under federal and state securities laws relating to the transfer of securities). Except for the Company Stock being conveyed to Buyer at Closing, neither Seller nor any other Person has any right, title or interest (record or beneficial) to any equity interests of the Company or right of any kind to have any equity interests of the Company issued. Except for this Agreement, Seller is not a party to, and there is no, option, warrant, right, understanding, contract, call, put or other agreement, understanding or commitment providing for the disposition or acquisition of any equity interest in the Company. All of the outstanding equity interests of the Company, including the Company Stock, have been duly and validly authorized, fully paid and non-assessable, and none of them has been issued in violation of applicable law or any preemptive or similar rights. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the equity interests of the Company. Upon consummation of the transactions contemplated hereby, Seller will not indirectly or directly own or

3

Stock Purchase Agreement – Clever/KAC

control any equity interests in the Company. The Company has no outstanding or authorized stock appreciation, restricted stock, restricted stock units, phantom stock, stock-based performance units, profit participation or equity or equity-based similar plans, programs, agreements or arrangements.
(2)Authorization of Transaction. The execution, delivery and performance by Seller of this Agreement and each other agreement, document or instrument contemplated hereby to which Seller is a party and each of the transactions contemplated hereby or thereby have been duly and validly authorized by Seller and no other act or proceeding on the part of Seller or the Company, or their respective directors or equityholders is necessary to authorize the execution, delivery or performance by Seller of this Agreement or each other agreement, document or instrument contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Seller and this Agreement constitutes, and each other agreement, document or instrument contemplated hereby to which Seller is a party upon execution and delivery by Seller, assuming due authorization, execution and delivery of this Agreement and each other agreement, document or instrument contemplated hereby by the other Parties hereto and thereto, will each constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to the effect, if any, of applicable bankruptcy and similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief, other equitable remedies and general equitable principles.
(3)Noncontravention. Except as set forth in Schedule 4(c), neither the execution and the delivery of this Agreement and each other agreement, document or instrument contemplated hereby to which Seller or the Company is a party, nor any other agreement, document or instrument or certificate contemplated hereby, and none of the transactions contemplated hereby or thereby shall (i) violate any law to which Seller or the Company is subject or any provision of the certificate of incorporation or bylaws (or equivalent governing documents) of Seller or the Company; (ii) result in a breach or acceleration of, or loss of rights under, or create in any party the right to accelerate, terminate, modify, or require any notice under, any material agreement by which Seller or the Company is bound; or (iii) result in the imposition of any Lien (other than a Permitted Lien), other than, in the case of the foregoing clauses (ii) and (iii), would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither Seller nor the Company is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement or any other agreement, document, instrument or certificate or in order for the Parties to consummate the transactions contemplated by this Agreement.
(4)Subsidiaries. The Company does not have any subsidiaries or own, or have any ownership interest in, any other Person.
(5)Financial Statements.
(a)Schedule 4(e)(i) contains the following financial statements (collectively the “Financial Statements”): (A) the unaudited balance sheet of the Company as of the date of the Company’s three (3) most recent fiscal year-ends (the latest thereof, the “Latest Unaudited Statement”), and the related statements of income, stockholders’ equity and cash flows for each of the respective fiscal years then ended; and (B) the unaudited balance sheet of the Company as of February 29, 2024 (the “Latest Balance Sheet”) and the related statements of income, stockholders’ equity and cash flows for the year-to- date period then ended (the “Latest Income Statement” and the “Latest Cash Flow Statement”, respectively, and together with the Latest Balance Sheet and the Latest Unaudited Statement, collectively the “Latest Financial Statements”).
(b)The Financial Statements have been prepared in accordance with GAAP on a consistent basis throughout the periods indicated, except where the failure to be in accordance with

4

Stock Purchase Agreement – Clever/KAC

GAAP would not have a Material Adverse Effect, and present fairly and accurately, in all material respects, the financial condition and operating results of the Company as of the respective dates for which they were prepared and for the periods then ending provided, however, that the Latest Unaudited Statement and Latest Balance Sheet are subject to normal, recurring year-end adjustments and lack notes (none of which will be material individually or in the aggregate). All accounts receivable of the Company reflected on the Latest Financial Statements (i) constitute bona fide receivables arising from sales of inventory, services or other obligations in favor of the Company as to which performance has been rendered in the ordinary course of business, (ii) are properly reflected on the Company’s books and records and balance sheets in all material respects in good faith in accordance with GAAP consistently applied throughout the periods indicated and
(c)are not subject to any material claims of setoff, counterclaim, credit or other offset, subject only to the reserve for bad debts set forth on the Latest Balance Sheet. Schedule 4(e)(ii) sets forth an accurate and complete in all material respects aging of all accounts receivable of the Company as of February 29, 2024.
(6)Absence of Certain Developments. Since the date of the Latest Unaudited Statement, there has not been any Material Adverse Effect, and since that date, except as set forth on Schedule 4(f), the Company has conducted its operations in the ordinary course of business, and, without limiting the generality of the foregoing:
(a)the Company has not transferred, sold, assigned, allowed to lapse or expire, or otherwise disposed of any of its properties or assets (including any Company Intellectual Property), other than sales of inventory for fair consideration in the ordinary course of business or the retirement of supplies, equipment or other assets due to wear, obsolescence, upgrade or replacement, or other assets having a value in the aggregate of not more than $75,000;
(b)the Company has not sold, transferred, assigned, exclusively licensed, or otherwise disposed of any of its rights to Owned Company Intellectual Property;
(c)the Company has not abandoned or withdrawn, or permitted the lapse, cancellation, expiration, or refusal of any Company Registered Intellectual Property (except for expiration of Company Registered Intellectual Property in accordance with the applicable statutory period);
(d)the Company has not terminated any material agreement (or series of related agreements) outside the ordinary course of business;
(e)except in connection with the Co-Packer Sales Agreement, no party (including the Company) has accelerated, terminated or modified any material agreement or other arrangement (or series of related agreements or arrangements) to which the Company is a party or by which the Company is bound and, to the Knowledge of the Company, no party intends to take any such action;
(f)the Company has not compromised any right or claim (or series of related rights or claims) either involving more than $150,000 or outside the ordinary course of business;
(g)the Company has not experienced any material damage or loss (whether or not covered by insurance) to its property;
(h)the Company has not (A) made any material change to its pricing, discount, allowance, warranty or return policies, or (B) agreed to any material pricing, discount, allowance, warranty or return terms with any customer, vendor, distributor or supplier, other than in the ordinary course of business;

5

Stock Purchase Agreement – Clever/KAC

(i)except as otherwise provided in Schedule 4(f)(viii), the Company has not
(A) granted any material increase in or accelerated the compensation or benefits paid or payable to any of their current or former employees or other service providers whose annual base compensation exceeds
$150,000, (B) granted any severance, retention or termination pay to, or entered into or amended any severance, retention, bonus, termination, employment, consulting, or change in control agreement with, any of its current or former employees or other service providers, or (C) except as required by applicable laws, adopted, amended or terminated any Plan;
(j)the Company has not made, changed or revoked any material Tax election (other than in the ordinary course of business) or changed any material Tax accounting method or Tax accounting period, or amended any Tax Return, settled any Tax claim or assessment, or consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment;
(k)the Company has conducted in all material respects its cash management protocols (including the collection of receivables, payment of payables, capital expenditures and pricing and credit practices) in the ordinary course of business consistent with past practice;
(l)the Company has not declared, set aside or paid any dividend or distribution with respect to its securities;
(m)the Company has not entered into any material settlement, conciliation or similar agreement, the performance of which will involve payment after the execution date of this Agreement;
(n)the Company has not borrowed any amount or incurred or become subject to any material liabilities, except current Indebtedness and other liabilities incurred in the ordinary course of business or consistent with past practice;
(o)the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers or employees, except for transactions occurring at arms’- length;
(p)materially delayed or postponed the payment of any accounts payable or commissions or any other accrued liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable other than in the ordinary course of business; and
(q)the Company has not committed to do any of the foregoing.
(7)Absence of Undisclosed Liabilities. The Company has no material liabilities, other than: (i) liabilities set forth on the face of the Latest Balance Sheet, (ii) liabilities that have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, environmental matter, claim or lawsuit), (iii) Transaction Expenses to be paid by Seller at or prior to Closing, and (iv) liabilities set forth on Schedule 4(g).
(8)Legal Compliance. Except as set forth on Schedule 4(h), the Company is, and since January 1, 2023 has been, in compliance, in all material respects, with all applicable laws, rules, regulations and Orders applicable to the Company and the operation of the Business and, to the Knowledge of the Company, there are and have not been any allegations of non-compliance with any such law, rule, regulation or Order. The Company has not, nor, to the Knowledge of the Company, has any of its directors, officers, employees or agents in their capacities as such, made any bribes, kickbacks or other illegal

6

Stock Purchase Agreement – Clever/KAC

payments. Notwithstanding anything in this Section 4(h) to the contrary, and for the avoidance of doubt, no representation or warranty is made under this Section 4(h) with respect to the Company’s compliance with Environmental, Health and Safety Laws, Privacy Laws, and employment laws, which are covered in this Article 4 by Section 4(i), Section 4(n), Section 4(r), and Section 4(s), respectively.
(9)Environmental Compliance. To the Knowledge of the Company, and subject to and except as may otherwise be set forth in Schedule 4(i), since January 1, 2021 or such later date as specified hereafter, (i) the Company is presently and has been in compliance, in each case in all material respects, with all Environmental, Health and Safety Laws; (ii) the Company has obtained and owns or possesses all approvals from Governmental Authorities that are required pursuant to Environmental, Health and Safety Laws to conduct the Business of the Company including at the Company’s Real Property (collectively, the “Environmental Permits”), and the Company is presently in compliance in all material respects with all such Environmental Permits; (iii) there has been no Release in violation of any Environmental, Health and Safety Law or Environmental Permit at any of the Company’s Real Property during the Company’s occupancy; (iv) no Hazardous Substances are present in, on, or under, or migrating to, or from, any of the Company’s Real Property in concentrations or quantities that constitute a material violation of Environmental, Health and Safety Laws or would give rise to material liabilities; (v) there are no proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company relating to a material violation of Environmental, Health and Safety Laws, material noncompliance with Environmental Permits, or alleging material liability for the presence of Hazardous Substances; (vi) the Company has not received any written notice from any Person or Governmental Authority regarding or alleging a material violation or failure to comply with any Environmental, Health and Safety Law or Environmental Permit within the twelve (12) month period immediately preceding the date of this Agreement (or earlier which violation or failure has not been fully cured); and (vii) the Company’s Real Property does not contain any underground storage tanks currently.
(10)Assets and Properties; Inventory.
(a)The Company holds valid and marketable title, free and clear of all Liens (other than Permitted Liens), to all of the properties and assets (i) reflected on the Latest Balance Sheet; and/or (ii) used in the conduct of the Business as currently conducted by the Company, except for leased properties and leased assets that are so used or so necessary, which the Company leases under valid leases. The properties and assets of the Company are in operable condition and repair (subject to ordinary wear and tear) in all material respects and are usable in the ordinary course of business as currently conducted by the Company. Such properties and assets of the Company constitute all of the property and assets (tangible and intangible) necessary for the conduct of the Business as presently conducted by the Company (other than inventory used, sold or consumed in the ordinary course of business to non-affiliated third parties or worn out or obsolete fixed assets disposed of in the ordinary course of business) and are suitable for the purposes for which they are presently used. All equipment and other tangible property and assets of the Company are in good condition and repair (ordinary wear and tear excepted) in accordance with normal industry practice and are suitable for the purposes for which they are presently used.
(b)Schedule 4(j)(ii) contains a materially correct and complete list of all raw materials, work in process, finished goods and other inventory of the Company (collectively, the “Inventory”) as of the date of the Latest Unaudited Statement. All of the Inventory that is owned by the Company as of the Closing Date has been manufactured in accordance with Good Manufacturing Processes (“GMP”) operational conditions, requirements, and standards, and is usable and saleable in the ordinary course of business, subject to customary reserves. Furthermore, the Company anticipates that the Inventory owned by the Company at Closing, taken as a whole, is sufficient to meet anticipated demand for approximately three-months following the Closing.

7

Stock Purchase Agreement – Clever/KAC

(11)Real Property.
(a)The Company does not own, nor has ever owned, any Real Property.
(b)Schedule 4(k)(ii) sets forth a complete and correct list of all Leased Real Property of the Company and all the leases, subleases, ground leases, licenses, use agreements and other agreements for the use and occupancy of real property to which the Company is a party (each, a “Lease” and collectively, the “Leases”). The Company has made available to Buyer complete and correct copies of all Leases. Each of the Leases is in full force and effect. The Company has valid and marketable leasehold interest in all Leased Real Property, in each case, free and clear of all Liens (other than Permitted Liens).
(c)Except as set forth in Schedule 4(c), the Company is not in material default of any of its obligations under any Lease. The Company will not be obligated to incur material costs to remove any tenant improvements, fixtures, or equipment, or repair any damage caused by removal of tenant improvements, fixtures, or equipment, upon termination of any Lease. Upon termination of the Double G Lease, no material amounts will be owed by the Company except for regular monthly payments of rent through the termination date of the Lease, or to repair damage caused by Buyer after the Closing.
(d)The Company is not obligated to construct any tenant improvements or other alterations pursuant to the terms of any Lease. All of the improvements, fixtures, and systems located on the Leased Real Property are adequately maintained in accordance with normal industry practice and suitable in all material respects for the purpose of conducting the Business of the Company as currently conducted. Since January 1, 2021, the Company has not received written notice that the operation of the Leased Real Property by the Company as presently conducted is, and, to the Knowledge of the Company, the operation thereof by the Company as presently conducted is not, in violation of any Lease, any applicable building code, zoning ordinance, contract or other applicable law of any Governmental Authority. To the Knowledge of Company, there are no pending, or threatened, condemnation proceedings for the taking of all or any portion of any Leased Real Property.
(12)Tax Matters.
(a)The Company has timely filed with the appropriate Taxing Authority all Tax Returns that it was required to file. Each such Tax Return was prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by the Company have been paid. The Company is not the beneficiary of any extension of time within which to file any Tax Return, other than extensions of time to file Tax Returns that may have been obtained in the ordinary course of business.
(b)Since January 1, 2021, no written claim has been received from a Taxing Authority in a jurisdiction where the Company does not file Tax Returns asserting that such Person is or may be subject to taxation by that jurisdiction.
(c)There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.
(d)At all times since January 1, 2021, the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, or other third party.

8

Stock Purchase Agreement – Clever/KAC

(e)To the Knowledge of the Company, no federal, state, local, or non-U.S. tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company.
(f)No (a) notice indicating an intent to open an audit or other review, or (b) notice of deficiency or proposed adjustment, in each case in writing, for any amount of Tax proposed, asserted, or assessed by any Taxing Authority against the Company has been received by the Affiliated Group.
(g)The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company is not a party to or bound by any agreement the primary purpose of which is Tax allocation, Tax indemnification or Tax sharing.
(h)The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period ending on or prior to the Closing Date; (b) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (c) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing Date; (d) installment sale or open transaction disposition made on or prior to the Closing Date; or (e) prepaid amount or deferred revenue received or accrued on or prior to the Closing Date.
(i)Within the three (3)-year period ending on the date of this Agreement, the Company has not been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code. The Company is not and has not been a party to any “reportable transaction,” as defined in Code §6707A(c)(1).
(j)Each Plan or other agreement, contract, plan, or arrangement to which the Company is a party that is a “nonqualified deferred compensation plan” subject to Code §409A complies in all material respects the requirements of Code §409A and any Internal Revenue Service guidance issued thereunder.
(k)The Company has no material obligation to indemnify, reimburse or otherwise “gross-up” any Person for any taxes, or related penalties or interest, that may be incurred set forth under Code §§ 409A.
(l)The Company has not deferred the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to Section 2302 of the CARES Act and the Company has not claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act or other similar law.
(m)The Company has never made any election to be classified as an S corporation within the meaning of Sections 1361 and 1362 of the Code.
(n)Since January 1, 2021, the Company has properly (i) collected and remitted sales, value added and similar Taxes with respect to sales or leases made to or services provided to, its customers, and (ii) for all sales made or services provided that qualify as exempt from sales, value added and similar Taxes and that were made without charging or remitting sales, value added or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale as exempt.

9

Stock Purchase Agreement – Clever/KAC

(13)Intellectual Property and Information Technology.
(a)Schedule 4(m)(i)(a) contains a complete and correct list of all Registered Intellectual Property used in the conduct of the Business owned or purported to be owned by the Company (the “Company Registered Intellectual Property”) including pending applications for any of the foregoing. Schedule 4(m)(i)(b) contains a complete and correct list of all common law Trademarks owned or purported to be owned by the Company. To the Knowledge of the Company, the Company Registered Intellectual Property is subsisting and unexpired, is not subject to any opposition, cancellation or similar proceeding, and has not been finally adjudicated invalid or unenforceable. The Company is the sole and exclusive owner of the Owned Company Intellectual Property.
(b)To the Knowledge of the Company, all fees related to the Registered Intellectual Property that are required to have been paid by the date of this Agreement have been timely paid to the relevant Governmental Authorities.
(c)Schedule 4(m)(iii) contains a complete and correct list of all current
Company Products.
(d)Schedule 4(m)(iv) sets forth a complete and correct list of all Social Media Accounts that the Company uses, operates or maintains in connection with the business (collectively, “Social Media Account Names”). As of the Closing, each current and former employee, contractor and consultant of the Company has relinquished to the Company all Social Media Account Names, passwords, and other log-in information for the Social Media Accounts.
(e)Except as would not have or reasonably be expected to have a Material Adverse Effect, the Company owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to, or has a valid and enforceable license to use, all Intellectual Property Rights and Technology that are used in connection with the Business, including the development, manufacturing, use, sourcing, marketing, branding, packaging, sale, distribution, provision, importing, and exporting of Company Products (collectively, the “Company Intellectual Property”).
(f)Schedule 4(m)(vi)(a) sets forth a correct and complete list, in all material respects, of all Intellectual Property Agreements in effect as of the date of this Agreement pursuant to which any Person has been granted any existing license by or otherwise has received or acquired any ongoing right (whether or not currently exercisable and including a right to receive a license) or interest in, any Owned Company Intellectual Property or Company Products, including any collaboration, research, development, license or strategic alliance agreements, material transfer agreements or asset purchase agreements, in each case which agreement is material to the Company. Schedule 4(m)(vi)(b) sets forth a correct and complete list, in all material respects, of all Intellectual Property Agreements in effect as of the date of this Agreement pursuant to which the Company has been granted any existing license by or otherwise has received or acquired any ongoing right (whether or not currently exercisable and including a right to receive a license) or interest in, any Intellectual Property Rights owned by any other Person, , in each case which agreement is material to the Company, provided that for both Schedule 4(m)(vi)(a) and (b), non-disclosure agreements entered in the ordinary course of business, non-exclusive end-user licenses of commercially available Software used solely for the Company’s internal use, and Invention Assignment Agreements are not required to be disclosed thereon.
(g)Except as would not have or reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, the operation of the Business of the Company, including the design, development, manufacture, use, import, sale, licensing, or other exploitation of the Company Products, has not, to its Knowledge, infringed, violated, diluted, or misappropriated any Intellectual

10

Stock Purchase Agreement – Clever/KAC

Property Rights of any Person or constituted unfair competition or trade practices under applicable law, and does not infringe, violate, dilute, or misappropriate any Intellectual Property Rights of any Person or constitute unfair competition or trade practices under applicable law. There are no, and to the Knowledge of the Company there have been no, actions, suits, claims, or proceedings alleging any such infringement, misappropriation, violation, dilution, unfair competition, or trade practices by the Company and the Company has not received notice from any Person with respect thereto.
(h)Except as would not have or reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, no Person has infringed, violated, diluted, or misappropriated, or is infringing, violating, diluting, or misappropriating, any Owned Company Intellectual Property. The Company has not provided any Person with any notice alleging such infringement, violation, dilution, or misappropriation and there are no, and have been no actions, suits, claims, or proceedings to which the Company is or was a party with respect to any such infringement, violation, dilution, or misappropriation.
(i)The Company has, to its Knowledge, taken at all times reasonable steps to protect its rights in its confidential information and trade secrets, and any trade secrets or confidential information of third parties provided to it under an obligation of confidentiality. Without limiting the foregoing, to the Knowledge of the Company, (A) no Person by or on behalf of the Company has disclosed its material confidential information or trade secrets or confidential information or trade secrets of third parties provided to the Company under an obligation of confidentiality, except pursuant to a written agreement, contract, or other obligation containing customary non-disclosure and confidentiality restrictions, and (B) no current or former employee, consultant, or independent contractor of the Company has either misappropriated or disclosed without authorization any material confidential information or trade secrets or any confidential information or trade secrets of third parties provided to the Company under an obligation of confidentiality.
(j)To the Knowledge of the Company, except as would not have or reasonably be expected to have a Material Adverse Effect, each current and former founder, employee, consultant, and independent contractor of the Company who is or was involved in, or has participated in or contributed to, the conception, development, authoring, creation, or reduction to practice of any material Technology or Intellectual Property Rights for or on the behalf of the Company has signed a valid and enforceable agreement that in all material respects (i) contains an effective assignment to the Company of all such Technology and Intellectual Property Rights and any other Technology and Intellectual Property Rights conceived, developed, authored, created, or reduced to practice in the scope of their employment or engagement with the Company, (ii) contains customary confidentiality and non-disclosure obligations in favor of the Company, and (iii) is compliant with applicable Law (each such agreement, an “Invention Assignment Agreement”). To the Knowledge of the Company, no founder, employee, consultant, or independent contractor of the Company is, or has been in, breach of their respective Invention Assignment Agreement.
(k)To the Knowledge of the Company, no funding of a Governmental Authority, or funding, facilities, personnel, or resources of a hospital, educational institution, or research center or direct funding from third parties was used in the creation or development of any Company Products or Owned Company Intellectual Property.
(l)The Company owns, leases, licenses or otherwise has the legal right to use all Business Systems (including by purchasing sufficient licenses therefor).
(14)Privacy and Data Security.

11

Stock Purchase Agreement – Clever/KAC

(a)The Company (A) maintains a policy that governs its Data Treatment of Personal Data (each, a “Privacy Policy”); and (B) at all times since January 1, 2021, has complied and currently complies in all material respects with its then in effect Privacy Policy and internal privacy policies and guidelines.
(b)The Company complies in all material respects with all applicable Privacy Laws in connection with Personal Data to which the Company has had access or otherwise collected or handled.
(c)To the Knowledge of the Company, at all times since January 1, 2021,
(i)no Person (including any Governmental Authority) has made any written claim or commenced any claim, action, or investigation with respect to the Company’s compliance with Privacy Laws;
(ii)the Company has not been subject to any lawsuits, actions, inquiries or audits concerning the privacy and/or data security of any Personal Data collected, used, stored, shared or otherwise processed by the Company; and
(iii)the Company has not received any written notice of any claims, investigations or alleged violations of Privacy Laws, Data Security Requirements possessed by the Company.
(15)Contracts and Commitments. Except as set forth on Schedule 4(o), the Company is not a party to or bound by any:
(a)Contract (A) for the employment or engagement of any Person on a full- time, part-time or consulting basis with a base annual compensation in excess of $90,000, (B) providing severance benefits or other compensation resulting from the consummation of the transactions contemplated by this Agreement or the termination of employment by the Company following the Closing, or (C) relating to loans to directors, officers, managers, employees or Affiliates (other than loans that will be paid off at or prior to Closing);
(b)guarantee of any material liability or obligation of any third party;
(c)agreement under which it is lessee of any personal property owned by any other party, except for any lease of personal property under which the aggregate payments do not exceed
$50,000;
(d)agreement relating to the distribution, marketing, or sales of Company Products that involves annual consideration in excess of $75,000;
(e)collective bargaining or other Contract with any labor union, works council, or other employee Buyer group;
(f)agreement with any professional employer organization or any employee leasing or staffing company that provides temporary, leased or non-permanent employees;
(g)settlement agreement requiring payments by the Company following
Closing;

12

Stock Purchase Agreement – Clever/KAC

(h)a lease or sublease for any Leased Real Property;
(i)agreement imposing non-competition obligations on the Company, other than customary confidentiality and non-disclosure obligations entered into in the ordinary course of business, or otherwise including provisions on joint price-fixing, most favored nation pricing, market or customer sharing, exclusivity or market classification; or
(j)material agreement relating to the sharing, licensing, sale, transfer, disposition, or allocation of Intellectual Property Rights or Technology by and between the Company, on the one hand, and any Seller, on the other hand;
provided, that the foregoing shall exclude any agreement that has expired pursuant to its terms and under which the Company has no ongoing liabilities or obligations.
The Company has performed in all material respects all material obligations required to be performed by it and is not in default under or in breach in any material respect of nor in receipt of any written claim of default or breach under any agreement to which it is a party, and, to the Knowledge of Company, there is no event, which upon the giving of notice would result in a default or material breach under any agreement. To the Knowledge of Company, the other party to each agreement disclosed on Schedule 4(o) is not in default under such agreement. Each agreement required to be disclosed on Schedule 4(o) is legal, valid, binding and enforceable against the Company and, to the Knowledge of the Company, assuming the due authorization, execution and delivery, against any other party to such contract, agreement or arrangement. The Company has made available to Buyer a correct and complete copy of each of the contracts which are required to be disclosed on Schedule 4(o), together with all amendments, waivers or other changes thereto.
(16)Insurance. Schedule 4(p) sets forth a list of insurance policies maintained by or for the benefit of the Company. All premiums due and payable thereon have been timely paid, and no written notice of cancellation or termination has been received by the Company with respect to any such policy.
(17)Litigation. Except as set forth on Schedule 4(q), there are no, and since January 1, 2021, there have not been any pending or, to the Knowledge of the Company, threatened, Actions against the Company. The Company is not subject to any outstanding injunction, judgment, Order, decree or charge of any Governmental Authority.
(18)Employees.
(a)Schedule 4(r)(i) sets forth, for each employee of the Company, such employee’s name, title, whether full- or part-time, annual salary or hourly wage rate, most recent annual bonus received, bonuses accrued but unpaid on or prior to the Closing Date for the calendar year 2023 (the “Accrued Bonuses”). Schedule 4(r)(i) separately sets forth, for each individual independent contractor or consultant who provided services to the Company in the last one (1) year, such contractor’s or consultant’s name, date of engagement, expected termination date (if any), and rate of compensation. Separately, Schedule 4(r)(i) lists any executive whose employment or relationship with the Company terminated since January 1, 2023.
(b)All employees of the Company are employed on an “at will” basis. All employees are lawfully employed, in the United States.
(c)Except for matters that would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, no employee of the Company is a party to any

13

Stock Purchase Agreement – Clever/KAC

confidentiality, non-competition, non-solicitation, proprietary rights or other such agreement between such employee and any other Person besides the Company that would be material to the performance of such employee’s employment duties, or the ability of the Company to conduct its business.
(d)With respect to the Company: (A) there are no collective bargaining agreements or similar arrangements with any labor organization or similar entity, (B) since January 1, 2021, the Company has not experienced (nor, to the Knowledge of the Company, has it been threatened in writing with) any material labor relations problems (including any past, current or threatened strikes, work stoppages, slowdowns or other material labor disputes), (C) there are no workers’ compensation liabilities arising outside of the ordinary course of business to the Knowledge of the Company, and (D) there are no and, since January 1, 2022, there have been no employment-related Actions pending or, to the Knowledge of the Company, threatened in writing, relating to an alleged violation or breach by the Company (or its managers, officers or employees) of any law, regulation or Contract.
(e)Except as provided in Schedule 4(r)(v), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (A) entitle any current or former employee or other service provider of the Company to any payment or benefit, including any bonus, change in control, retention, severance, retirement or job security payment or benefit, (B) increase, or accelerate the time of payment, funding or vesting of, any compensation or benefits, whether due under any Plan or otherwise, (C) result in an obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Plan, (D) entitle any such current employee or other service provider to terminate, shorten or otherwise change the terms of his or her employment or engagement, or (E) result in the forfeiture of compensation or benefits under any Plan.
(f)Since January 1, 2021, the Company has complied in all material respects with all applicable laws relating to the employment of labor.
(i)No allegations of sexual harassment, sexual assault, or misconduct in the course of being employed by the Company have been made against any current or former executive, officer or director of the Company.
(g)The Company is and has been in compliance in all material respects with
(A) workplace health and safety Laws issued and enforced by the Occupational Safety and Health Administration (OSHA) and any applicable OSHA-approved state plan and (B) the paid and unpaid leave requirements of the Families First Coronavirus Response Act, including obtaining and retaining all required documentation required to substantiate eligibility for sick leave or family leave Tax credits.
(h)The Company has not implemented any plant closing or layoff of employees, or taken any other action that could result in a violation of the WARN Act.
(19)Employee Benefits.
(a)Schedule 4(s) contains an accurate and complete list of each Employee Benefit Plan (i) that is sponsored, maintained, contributed to, or required to be contributed to by the Company, (ii) to which the Company is a party or in which the Company participates, or (iii) under or with respect to which the Company has or would reasonably be expected to have any liability or obligation, contingent or otherwise, including on account of an ERISA Affiliate (each, a “Plan”).
(b)The Company does not, to its Knowledge, maintain, sponsor, participate in, contribute to, or have any obligation to contribute to, or have any other current or contingent liability or obligation (including on account of an ERISA Affiliate) under Title IV of ERISA or with respect to: (i) any

14

Stock Purchase Agreement – Clever/KAC

“multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) any “defined benefit plan” (as such term is defined in Section 3(35) of ERISA) or any other plan that is or was subject to Section 412 or 430 of the Code or Section 302 or Title IV of ERISA; (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (iv) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); or (v) any benefit or compensation plan, program, agreement, or arrangement that is subject to the applicable Law of a jurisdiction other than the United States (whether or not United States Law also applies) or primarily for the benefit of employees, directors, consultants or individual independent contractors of the Company who reside or work primarily outside of the United States. The Company does not have, nor is reasonably expected to have, any current or contingent liability or obligation:
(x) under Title IV of ERISA; or (y) on account of at any time being considered a single employer under Section 414 of the Code with any other Person.
(c)Except to the extent that any noncompliance could not reasonably be expected to result in material liability to the Company, with respect to each of the Plans, all required or discretionary (in accordance with historical practices) contributions, payments and accruals for all periods ending prior to or as of the Closing Date have been made on a timely basis or, to the extent not yet due, properly accrued for on the books and records of the Company (and in such case will be subsequently made) and there is no unfunded liability related to Plans. No actions, claims, audits or investigations with respect to the Plans (other than routine claims for benefits) are pending or, to the Knowledge of the Company, threatened. The Company has not incurred (whether or not assessed), nor is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.
(d)No Plan provides, and the Company does not have, any current or potential obligation to provide, or to pay for or subsidize any amount of, post-employment, post-ownership, or post- termination health, life or other welfare benefits to any Person other than (including for a longer period than) as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar state Law (“COBRA”) and for which the covered Person pays the full cost of coverage.
(e)Except to the extent that any noncompliance could not reasonably be expected to result in material liability to the Company,
(i)each Plan (and each related trust, insurance Contract, or fund) has been established, maintained, funded and administered in all material respects in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, and nothing has occurred and no condition exists with respect to any Plan that could result in a material Tax or penalty. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a currently effective favorable determination or opinion letter from the IRS, or may rely upon a currently effective opinion or advisory letter from the IRS, and nothing has occurred that could reasonably be expected to adversely affect the qualification of such Plan.
(f)For each Plan, the Company has, in all material respects, provided Buyer with, as applicable, (A) a current, accurate and complete copy (or, to the extent such Plan is not in writings, an accurate written description) of such Plan and any related trust agreement or other funding instrument,
(B) the most recent IRS determination or opinion letter, (C) the most recent summary plan description and any summaries of material modifications, (D) the most recent financial statements and actuarial report and the two most recent annual returns/reports (Form 5500) and accompanying schedules and attachments thereto, (E) all correspondence to or from any Governmental Authority relating to such Plan during the past three years, (F) all discrimination tests for the most recent two plan years, and (G) all material written

15

Stock Purchase Agreement – Clever/KAC

agreements and contracts currently in effect, including (without limitation) administrative service agreements, group annuity contracts, and group insurance contracts.
(g)Except for matters that would not reasonably be expected to have a Material Adverse Effect, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (A) entitle any current or former employee or other service provider of the Company to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (B) increase, or accelerate the time of payment, funding or vesting of, any compensation or benefits, whether due under any Plan or otherwise,
(C) result in an obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Plan, (D) entitle any such current employee or other service provider to terminate, shorten or otherwise change the terms of his or her employment or engagement, or (E) result in the forfeiture of compensation or benefits under any Plan.
(h)To the Knowledge of the Company, there is no contract or plan covering any current or former employee, director or consultant of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code. For purposes of the foregoing sentence, the term “payment” shall include (without limitation) any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.
(20)Material Customers and Suppliers. Except as otherwise provided in Schedule 4(t), to the Knowledge of the Company, the (i) five (5) largest customers of the Company, based upon the aggregate dollar amount of the revenue generated from such customers, during the trailing twelve-month period ended December 31, 2023 and the (ii) five (5) largest suppliers and service providers of the Company, based upon the aggregate dollar amount of purchases by the Company therefrom, for the trailing twelve-month period ended December 31, 2023, have, within the six (6) month period prior to the date hereof, not indicated in writing that it will or intends to (A) stop, or materially decrease the rate or volume of, purchasing or supplying materials, products or services from or to the Company (as applicable) or (B) request a material change in terms or prices set forth in the applicable agreements in effect between such Person and the Company, as applicable, in each case to a degree that such reductions or cancellations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(21)Affiliate Interests. Except as otherwise provided in Schedule 4(u), no Related Party (i) is party to a written agreement with the Company, (ii) as of Closing, has any claim against or owes any amount to, or is owed any amount by, the Company, or (iii) has any interest in any property or asset reflected on the Latest Balance Sheet or necessary for the conduct of the Company’s business as currently conducted.
(22)Governmental Permits. Schedule 4(v) sets forth a list of each material permit and license obtained from any Governmental Authority used by the Company in the conduct of the Business. To the Knowledge of the Company, since January 1, 2021, the Company and its employees have fulfilled and performed in all material respects their respective obligations under each such permit or license and, to the Knowledge of the Company, no event has occurred which constitutes or, after notice or lapse of time or both a material breach or default under any such permit or license.
(23)Company Products. At all times since the later of January 1, 2021 or such other explicit date provided below:
(a)Each Company Product sold, or otherwise provided to any reseller, distributor or customer, has been in conformity in all material respects with all applicable contractual

16

Stock Purchase Agreement – Clever/KAC

commitments and all express and implied warranties and the Company does not have any known material liability for replacement or repair thereof.
(b)Since January 1, 2021, the Company has no outstanding liability, and has not received written notice of any claims alleging any liability, arising out of any injury to individuals or property related to any Company Product.
(c)Except as disclosed in Schedule 4(w)(iii) and for matters that would not reasonably be expected to have a Material Adverse Effect, the Company is and has been at all times in compliance in all material respects with all applicable requirements under the Federal Food, Drug, and Cosmetic Act, as amended, the Federal Trade Commission Act, as amended, California Proposition 65 - The Safe Drinking Water and Toxic Enforcement Act, as amended, and any similar federal or state laws, regulations, or other requirements that govern the formulation, processing, packing, holding, labeling, advertising, transportation, or importation of Products or any ingredients intended for use therein (collectively, the “Product Laws”).
(d)The Company has not received any notice (in writing or, to the Knowledge of the Company, otherwise) from any Governmental Authority (A) contesting the uses of or the labeling and promotion of any of the Company Products or (B) otherwise alleging any violation of, or failure to comply with, any Product Laws, by the Company with respect to any Company Products.
(e)There have been no adverse regulatory actions taken, written notices received, or, to the Knowledge of the Company, threatened by any Governmental Authority with respect to any of the Company Products. Since January 1, 2022, the Company has not either voluntarily or at the request of any Governmental Authority, initiated a recall or market withdrawal, or provided post-sale warnings regarding any Company Product.
(f)Except for matters that would not reasonably be expected to have a Material Adverse Effect, all filings with and submissions to any Governmental Authority made by the Company with respect to the Company Products, whether written or electronically delivered, were true, accurate and complete as of the date made, and, to the extent required to be updated, as so updated remain true, accurate and complete as of the date hereof.
(g)Except as would not have or reasonably be expected to have a Material Adverse Effect, (A) each Company Product is being, and has been, formulated, processed, packed, held, labeled, advertised, transported, or imported in compliance in all material respects with the Product Laws; and (B) all manufacturing facilities of the Company are operated in compliance in all material respects with all applicable laws and regulations, including the Product Laws.
(24)Brokers’ Fees. Except as set forth in Schedule 4(x), there are no claims for brokerage fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or any other document contemplated hereby.
(25)Bank Accounts. Schedule 4(y) sets forth each bank, deposit, lock-box or cash collection account of the Company, including the title and number of the account and the financial or other institution at which it is located.
(26)No Other Representations and Warranties. The Parties understand and agree that Seller, the Company and their respective representatives disclaim any previous representations or warranties previously made to Buyer or any of its representatives, and that, except for the representations and warranties contained in this Section 4 (including the related portions of the Disclosure Schedules) or

17

Stock Purchase Agreement – Clever/KAC

otherwise in this Agreement, Seller, the Company and their respective representatives shall not be bound by any express or implied representation or warranty, either written or oral, including any representation or warranty (i) as to the accuracy or completeness of any information regarding Seller, the Company or the Company’s Business, assets, properties, liabilities and obligations, (ii) located in any information, documents or material delivered or otherwise accessed by Buyer and its representatives, including but not limited to any online data room, (iii) as to the future revenue, profitability or success of the Company or its Business, or (iv) arising from applicable Law.
Section 5. Representations and Warranties of Buyer. As a material inducement to Seller to enter into and perform their obligations under this Agreement, the Promissory Note and the Personal Guaranty, as of the Closing Date, Buyer represents and warrants to Seller as follows:
(1)Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona.
(2)Authorization of Transaction. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the Promissory Note, and each other agreement, document or instrument contemplated hereby to which Buyer is a party and to perform each of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer and this Agreement constitutes, and each other agreement, document or instrument contemplated hereby to which Buyer is a party, including the Promissory Note, upon execution and delivery by Buyer, assuming due authorization, execution and delivery of this Agreement and each other agreement, document or instrument contemplated hereby by the other Parties hereto and thereto, will each constitute, the valid and legally- binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, subject only to the effect, if any, of applicable bankruptcy and similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief, other equitable remedies and general equitable principles.
(3)Noncontravention. Neither the execution and the delivery of this Agreement, the Promissory Note or the Personal Guaranty, nor any other agreement, document or instrument or certificate contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, shall (i) violate any law or other restriction to which Buyer is subject or any provision of its certificate of formation or its operating agreement, (ii) result in a breach or acceleration of, or create in any party the right to accelerate, terminate, modify, or require any notice under any agreement, or other arrangement by which it is bound or to which any of its assets are subject, or (iii) result in the imposition of any Lien (other than as set forth in the Promissory Note). Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement, the Promissory Note, the Personal Guaranty, or any other agreement, document or instrument or certificate contemplated hereby.
(4)Brokers’ Fees. Neither Buyer nor any of its Affiliates have any obligation to pay any fees or commissions to any broker, finder, agent, or other Person with respect to the transactions contemplated by this Agreement or any other document contemplated hereby, including the Promissory Note and the Personal Guaranty, for which the Seller could become liable or obligated as a result of actions by Buyer or any of its Affiliates.
(5)Governmental Authorities and Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement, the Promissory Note, the Personal Guaranty, or any other agreement, document, or instrument by Buyer or the consummation by Buyer of the transactions contemplated hereby.

18

Stock Purchase Agreement – Clever/KAC

(6)Investment. Buyer is acquiring the Company Stock for investment for its own investment only and is not acquiring the Company Stock with a view towards, or for resale in connection with, the public sale or distribution thereof within the meaning of the Securities Act. Buyer acknowledges that it has sufficient knowledge, experience and expertise in financial and business so as to be capable of evaluating the merits and risks of its investment in the Company Stock and is capable of bearing the economic and other risks of such investment. Buyer acknowledges that (a) such Company Stock has not been registered under the Securities Act or any state securities laws, (b) there is no public market for such Company Stock and there can be no assurance that a public market will develop, and (c) it must bear the economic risk of its investment in such Company Stock for an indefinite period of time. As of the Closing, Buyer will be an “Accredited Investor” within the meaning of the Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act, as presently in effect. Buyer is not acting as agent or representative of another party and has no current plan or intention to resell any of the Company Stock to another Person.
(7)Litigation. There are no, and since January 1, 2022, there have not been any, pending or, to the Knowledge of the Buyer, threatened in writing, Actions against or affecting the Buyer that would impair Buyer’s ability to perform its obligations under this Agreement or under the Promissory Note. The Buyer is not subject to any outstanding injunction, judgment, Order, decree or charge of any Governmental Authority that would impair Buyer’s ability to perform its obligations under this Agreement or under the Promissory Note.
(8)Adequate Funds. Buyer has, on the date of this Agreement and will have on the Maturity Date (as defined in the Promissory Note), sufficient available funds to pay the consideration specified in Section 1(c) and to make all other necessary payments by it in connection with the purchase of the Company Stock and the other transactions contemplated by this Agreement, the Promissory Note and the Personal Guaranty.
(9)Due Diligence Investigation. Buyer has had an opportunity to discuss the business, management, operations and finances of the Company with the Company’s officers, directors, employees, agents, representatives and Affiliates, and has had an opportunity to inspect the facilities of the Company. Buyer has conducted its own independent investigation of the Company and has been furnished by the Company, or its agents or representatives, with all information, documents and other materials relating to the Company, and its business, management, operations and finances, that Buyer believes is necessary to enter into this Agreement, the Promissory Note, the Personal Guaranty, or any other agreement, document or instrument or certificate contemplated hereby. In making its decision to execute and deliver this Agreement, the Promissory Note, and any other agreement, document or instrument or certificate contemplated hereby, and to consummate the transactions contemplated hereby and thereby, Buyer has relied solely upon the representations and warranties of Seller set forth in Section 4 or elsewhere in this Agreement and the indemnities set forth in this Agreement and has not relied upon any other information provided by, for or on behalf of the Seller, or its agents or representatives, to Buyer in connection with the transactions contemplated by this Agreement, the Promissory Note, the Personal Guaranty, or any other agreement, document or instrument or certificate contemplated hereby. Buyer further acknowledges that the consideration specified in this Agreement has been agreed upon by Seller and Buyer after good-faith arm’s-length negotiation in light of Buyer’s agreement to purchase the Company and its assets and properties “AS IS,” except as specifically set forth in this Agreement. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO EXPRESS WARRANTY, NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, NOR ANY IMPLIED OR STATUTORY WARRANTY WHATSOEVER WITH RESPECT TO SELLER, THE COMPANY, THEIR RESPECTIVE SUBSIDIARIES AND ANY OF THEIR RESPECTIVE ASSETS OR PROPERTIES, INCLUDING WITHOUT LIMITATION ANY REAL OR PERSONAL PROPERTY OR ANY FIXTURES.

19

Stock Purchase Agreement – Clever/KAC

(10)Solvency. As of the Closing, and after giving effect to all of the transactions contemplated by this Agreement, the Promissory Note and the Personal Guaranty, Buyer will not be insolvent as defined in and for purposes of Title 11 U.S.C. Section 101(32) or any applicable U.S. state law and will have adequate capital to carry on its businesses, including without limitation the Business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement, the Promissory Note or the Personal Guaranty with the intent to hinder, delay or defraud either present or future creditors of either the Buyer or the Company.
Section 6.    Tax Matters. The following provisions will govern the allocation of responsibility as between Buyer and Seller for certain Tax matters following the Closing Date:
(1)Tax Indemnity. Seller shall be responsible for, shall pay, and shall indemnify, defend, and hold harmless each Tax Indemnitee against, and reimburse such Tax Indemnitee for any Losses resulting from, arising out of, relating to, in the nature of, or caused by: (i) any Tax (or the non-payment thereof) imposed on or relating to the Company with respect to any Pre-Closing Tax Period; (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation, (iii) any and all Taxes of any Person imposed on the Company as a transferee or successor, by contract, pursuant to any law, rule, or regulation or otherwise, which Taxes relate to an event or transaction occurring before the Closing; (iv) any and all Taxes imposed with respect to the transactions contemplated by this Agreement; (v) any Taxes of the Affiliated Group arising out of the Section 338(h)(10) Election; and (vi) any Taxes of the Company relating to any Pre-Closing Tax Period the payment of which is extended, deferred or delayed until after the Closing Date.
(2)Payments. Seller shall pay in full any amount due under Section 6(a) to the Tax Indemnitee in immediately available funds at least five (5) business days before the due date of the Taxes to which such payment relates (or if such Taxes are past-due, then within five (5) business days of Buyer’s demand for such payment).
(3)Pre-Closing Tax Period. For purposes of this Agreement, in the case of any Taxable period that ends on the Closing Date, the income of the Company shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period by closing the books of the Company as of the end of the Closing Date. In the case of any Taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income, sales, withholding, payroll, or receipts of the Company for the Straddle Period which relates to the Pre-Closing Tax Period will be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of the Company for a Straddle Period which relate to the Pre-Closing Tax Period will be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period that occur on or before the Closing Date and the denominator of which is the total number of days in such Straddle Period. For all Pre-Closing Tax Periods, the Seller will cause the Company to be included in the consolidated federal income tax return of the Affiliated Group and, in jurisdictions, requiring separate reporting from the Company, to file separate Company state and local income Tax Returns.
(4)Cooperation on Tax Matters. Each Party will, and shall cause its Subsidiaries and Affiliates to, provide to each of the other Parties such cooperation and information as any of them reasonably may request in filing any Tax Return, determining a liability for Taxes or in conducting any audit, litigation or other proceeding in respect of Taxes for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation and information shall include, but not be limited to, each Party, and is employees, providing

20

Stock Purchase Agreement – Clever/KAC

copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which any such Party may possess. Seller shall turn over to Buyer all Tax Returns, schedules and work papers, and all material records and other documents in its possession, relating to Taxes of the Company. The Company and its employees shall prepare and furnish Tax Return preparation packages to Seller, reasonably comparable to those prepared for prior years’ Tax Returns, for use by Seller in filing the Tax Returns of the Company for periods ending on or prior to the Closing Date.
(5)Tax Sharing Agreements. All Tax sharing agreements or similar agreements and powers of attorney with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.
(6)Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) (“Transfer Taxes”) incurred in connection with consummation of the transactions contemplated by this Agreement or each other agreement, document or instrument contemplated hereby or the consummation of any of the transactions contemplated thereby, will be paid fifty percent (50%) by Seller, on the one hand, and fifty percent (50%) by Buyer, on the other hand, when due, and Seller and Buyer will cooperate to file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, fees and charges, and, if required by applicable law, all such Tax Returns shall be filed by the Party required to file such Tax Return by applicable law, with the cost and expense of filing such Tax Returns and other documentation with respect to all such Transfer Taxes being paid fifty percent (50%) by Seller, on the one hand, and fifty percent (50%) by Buyer, on the other hand.
(7)Tax Proceedings. Whenever after Closing any Taxing Authority initiates an audit, asserts a claim, makes an assessment or otherwise disputes the amount of any income Tax of the Company for a taxable period ending on or before the Closing Date (a “Tax Contest”), Buyer shall so notify Seller; provided that Buyer’s failure to do so shall not affect Seller’s obligation to indemnify Buyer against any Taxes except to the extent that Seller suffers damages due to Seller’s ability to contest such Tax being actually prejudiced by such failure. Buyer (i) shall keep Seller apprised of the progress of such Tax Contest, and (ii) shall afford Seller a reasonable opportunity to participate, at Seller’s expense, in the conduct of such Contest. Nothing in this Section 6(g) shall relieve Seller of its indemnification obligations under Section 6(a) or otherwise under this Agreement.
(8)Treatment of Tax Indemnification Payments. Each Party will treat all payments made pursuant to this Section 6 as adjustments to the Purchase Price for all purposes, unless otherwise required by applicable law.
(9)Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6 shall survive sixty (60) days after the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).
(10)Other Rights and Remedies Not Affected. The indemnification rights under this Section 6 are independent of and in addition to such rights and remedies as the Parties may have at law or in equity or otherwise, including pursuant to Section 7(b), for any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant contained in this Agreement on the part of any Party hereto, including the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby.

21

Stock Purchase Agreement – Clever/KAC

Section 7.    Indemnification.
(1)Survival. All of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby (regardless of any investigation by or on behalf of the damaged Party or the Knowledge of any Party) and shall continue in full force and effect until the Applicable Limitation Date or, in the case of the Specified Seller Indemnity Matter or the Specified Buyer Indemnity Matter, indefinitely. Notwithstanding the foregoing, if notice of an indemnification claim shall have been given to the Party against whom an indemnity may be sought under this Section 7, the claim for indemnity with respect thereto shall survive the Applicable Limitation Date until such claim is finally and conclusively resolved in accordance with the terms of this Agreement, or in the case of the Specified Seller Indemnity Matter or the Specified Buyer Indemnity Matter, indefinitely. For purposes of this Agreement, the term “Applicable Limitation Date” shall be the date that is eighteen (18) months after the Closing Date; provided that (i) the Applicable Limitation Date with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 4(a) (Organization; Capitalization), Section 4(b) (Authorization of Transaction), Section 4(c) (Noncontravention), Section 4(x) (Brokers’ Fees), Section 5(a) (Organization), Section 5(b) (Authorization of Transaction), Section 5(c) (Noncontravention), and Section 5(d) (Brokers’ Fees) (collectively, the “Fundamental Representations”) shall be the date that is sixty (60) days after the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof); and (ii) the Applicable Limitation Date with respect to any Loss arising from or related to a breach of any covenant or agreement of a Party in this Agreement with a stated term shall be the date upon which such term expires, and the Applicable Limitation Date with respect to any Loss arising from or related to a breach of any covenant or agreement of a Party in this Agreement that does not, by its terms, expire on a date certain, shall be the date upon which such covenant or agreement is fully performed. Notwithstanding anything in this Section 7(a) to the contrary, with respect to (A) any breach of any representation or warranty by the Company or a Seller set forth in this Agreement that constitutes fraud, or (B) any breach of any representation or warranty by Buyer set forth in this Agreement that constitutes fraud, such representation or warranty shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect until the date that is sixty (60) days after the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof). No notice of a claim with respect to a breach of a representation, warranty or covenant may be given after the applicable times set forth above.
(2)Indemnification.
(a)Seller shall indemnify and hold harmless Buyer and its directors, managers, officers, equityholders, employees and Affiliates (including, after the Closing, the Company) (collectively, as the case may be, the “Buyer Indemnified Parties”), against any claim, assertion, loss, liability, deficiency, damage, Tax or expense, including reasonable legal expenses and costs associated therewith (each, a “Loss”), which they may suffer, sustain or become subject to as the result of (A) the breach of any representation or warranty of Seller in this Agreement, (B) the breach by Seller of any covenant or agreement made by Seller in this Agreement, and (C) any Indebtedness of the Company outstanding as of the Closing Date that is not paid in full at the Closing or any Transaction Expenses that have not been paid off by Seller in full (provided that this Section 7(b)(i) shall not derogate from Seller Indemnified Parties’ rights or recoveries pursuant to Section 7(b)(ii) below).
(b)Buyer shall indemnify and hold harmless Seller and its directors, officers, equityholders, employees and Affiliates (collectively, the “Seller Indemnified Parties”) against any Losses which they may suffer, sustain or become subject to as the result of (A) the breach of any representation or warranty of Buyer in this Agreement, (B) the breach by Buyer of any covenant or agreement made by Buyer in this Agreement, (C) the Company terminating any of its employees following the Closing as a result of

22

Stock Purchase Agreement – Clever/KAC

actions taken by the Buyer or its Affiliates after the Closing, or (D) the Specified Buyer Indemnity Matters (provided that this Section 7(b)(ii) shall not derogate from Buyer Indemnified Parties’ rights or recoveries pursuant to Section 7(b)(i) above).
(c)For purposes of Section 7(b)(i) and Section 7(b)(ii), in calculating the amount of any Loss with respect to any breach or alleged breach of any representation or warranty (but for avoidance of doubt, not in determining whether there has been a breach or alleged breach of any representation or warranty), all qualifications in such representation or warranty referencing the terms “material,” “materiality,” “Material Adverse Effect” or other terms of similar import or effect shall be disregarded.
(d)Any Person making a claim for indemnification under this Section 7(b) (an “Indemnified Party”) must give the indemnifying Party (the “Indemnifying Party”) written notice of such claim describing such claim and the nature and amount of the Loss, to the extent that the nature and amount thereof are determinable at such time (a “Claim Notice”) within twenty (20) days after the Indemnified Party receives notice from a third party with respect to any matter which may give rise to a claim for indemnification against the Indemnifying Party (a “Third Party Claim”) or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided, that the failure to notify or delay in notifying the Indemnifying Party will not relieve the Indemnifying Party of its obligations under this Section 7(b), except to the extent such claim is materially prejudiced as a result thereof. The Claim Notice shall describe in reasonable detail the nature of the claim and all related facts and circumstances, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Section 7. Within thirty (30) days after receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party may assume the defense of such matter; provided that (A) the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party, (B) the Indemnified Party may participate in the defense of such claim, at its own expense, with co-counsel of its choice to the extent that the Indemnified Party reasonably believes that such matter shall affect its ongoing business and (C) the Indemnifying Party may not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability and obligations with respect thereto. If, within such thirty (30) day period, the Indemnifying Party does not assume the defense of such matter, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate, but shall not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter without the consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed). The Indemnified Party shall cooperate with the Indemnifying Party in all matters arising under this Section 7(b).
(e)All indemnification payments made pursuant to this Section 7(b) will be deemed to be adjustments to the Purchase Price.
(f)Reserved.
(g)The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after either the Indemnifying Party and the Indemnified Party mutually agree that the Indemnifying Party is liable for such Loss and agree on the amount of such indemnifiable Loss or there is a final, nonappealable judgment from a court of competent jurisdiction determining such Indemnifying Party liability and amount of indemnifiable Loss with respect to such claim (collectively, a “Final Indemnification Determination”). The Buyer Indemnified Party shall be required first to offset any amounts owed by Seller pursuant to this Section 7(b) against amounts owed under the Promissory Note but only after there has been a Final Indemnification Determination with respect to amounts owed by Seller under this Section 7(b), as more particularly provided in the Promissory Note.

23

Stock Purchase Agreement – Clever/KAC

(h)Nothing herein shall limit or impair any Party’s right to obtain specific performance or other injunctive relief with respect to any breach of any representation, warranty, covenant or agreement herein.
(3)Limitation on Liability.
(a)Notwithstanding anything to the contrary in this Agreement, Seller shall not be obligated to indemnify any Buyer Indemnified Party under Section 7(b)(i)(A), unless and until the aggregate Losses suffered by all Buyer Indemnified Parties that would otherwise be subject to indemnification under Section 7(b)(i)(A) exceeds the sum of $125,000 (the “Deductible Amount”), and then such Buyer Indemnified Party shall be entitled to indemnification for all of its Losses in excess of the Deductible Amount; provided, however, that such limitation shall not apply to Losses suffered by any Buyer Indemnified Party arising from a breach of any of the Fundamental Representations.
(b)Notwithstanding anything to the contrary in this Agreement, the aggregate liability of Seller to the Buyer Indemnified Parties for indemnification under this Section 7 shall be limited to and shall not exceed an aggregate amount equal to $1,000,000; provided, however, that such limitation shall not apply to Losses suffered by any Buyer Indemnified Party arising from (i) a breach of any of the Fundamental Representations, which shall not exceed an aggregate amount equal to one hundred percent (100%) of the Purchase Price; or (ii) actual fraud on the part of Seller or any of its Affiliates, which shall not be subject to any cap.
(4)Calculation of Damages. In calculating the amount of the Losses to any Indemnified Party under Section 7(a) and Section 7(b), the amount of Losses will be net of (i) any amounts recoverable by the Indemnified Party (net of reasonable and documented costs incurred by the Indemnified Party to recover such amounts) from any third party (including insurance proceeds) as a result of the facts or circumstances giving rise to the Losses and (ii) any Tax benefits or Tax losses that are actually realized by the Indemnified Party as a result of the incurrence of Losses from which indemnification is sought (such amounts referred to in clause (i) or clause (ii) of this Section 7(d), net of any reasonable and documented costs incurred by the Indemnified Party in collecting such amounts, a “Reimbursement”). The Indemnified Parties shall use reasonable commercial efforts to pursue payment under or from any insurer or third-party in respect of such Losses. If any Reimbursement is obtained subsequent to payment to an Indemnified Party in respect of any Losses, then to the extent the amount of the Reimbursement plus the amount previously paid by the indemnifying party toward such Losses exceeds the total amount of such Losses, such excess Reimbursement shall be promptly paid over to the Indemnifying Party.
(5)No Consequential Damages. Notwithstanding anything to the contrary contained herein, no Indemnifying Party shall be liable to or otherwise responsible to any Indemnified Party for consequential, incidental, special, unforeseen, exemplary or punitive damages, lost profits or for diminution in value that arise out of or relate to this Agreement or the performance or breach thereof or any liability retained or assumed hereunder, except with respect to indemnification for third party claims.
(6)Exclusive Remedy. Except for any equitable relief to which any Party hereto may be entitled from and after the Closing or in the case of fraud, the indemnification provisions of Section 6, this Section 7, and such other indemnification provisions as are expressly set forth in this Agreement, shall be the sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and no Party shall pursue or seek to pursue any other remedy. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its Affiliates (including the Company with respect to Buyer after the Closing, and with respect to Seller prior to the Closing) may have against the other Party arising under or based upon any law.

24

Stock Purchase Agreement – Clever/KAC

Section 8.    Additional Agreements.
(1)Press Releases. The Parties agree that no press release or other public announcement (including in any trade journal or other publication) of the transactions contemplated hereby shall be made without the prior written consent of the other Party, except as such release or announcement may be required by applicable law, including the applicable law of any United States or foreign securities exchange.
(2)Costs and Expenses. Except as otherwise expressly provided herein, each Party shall be solely responsible for and shall bear all of its own costs and expenses incident to its obligations under and in respect of this Agreement and the transactions contemplated hereby.
(3)Confidentiality. The Parties shall keep confidential, and shall cause each of their respective Affiliates, advisors, and agents to keep confidential, all information and materials regarding any other Party and the terms and provisions of this Agreement, except with the prior written consent of the other Party or as required by law; provided, however, that a Party may disclose such information to its or his legal counsel, accountants, financial planners and/or other advisors on an as-needed basis so long as any such Person is bound by a confidentiality obligation with respect thereto. Following the Closing, Seller shall treat and hold as confidential any information concerning the Business and/or the affairs of the Company, including the terms and provisions of this Agreement, that is not already generally available to the public (the “Confidential Information”) and refrain from using any of the Confidential Information except in connection with this Agreement unless (i) it is generally available to the public, (ii) becomes generally available to the public after the Closing Date other than as a result of a disclosure not otherwise permissible hereunder, (iii) is received from a third party not under an obligation of confidentiality to the Company, (iv) is independently developed without reliance on Confidential Information, (v) disclosure is required by legal process, or (vi) the disclosure of such Confidential Information is necessary to protect, enforce or defend the rights of Seller under this Agreement or any other agreement entered into in connection herewith (and only to the extent necessary to protect, enforce or defend the rights of Seller under this Agreement or such other agreement). Notwithstanding the foregoing, nothing contained in this Section 8(c) shall be construed as prohibiting any Party from disclosing Confidential Information (a) to its legal counsel, accountants, financial planners and/or advisors on an as-needed basis so long as any such Person is bound by a confidentiality obligation with respect thereto, (b) as may be necessary to assert its rights under this Agreement or each other agreement, document or instrument contemplated hereby or (c) otherwise in connection with any proceeding relating to this Agreement or any each other agreement, document or instrument contemplated hereby.
(4)Further Assurances. As a material obligation of each Party to consummate the transactions contemplated by this Agreement, from time to time after the Closing, each Party shall at its own expense (i) cooperate with the other Parties, (ii) perform any further act and (iii) execute and deliver such documents or instruments as may be reasonably requested by the other Parties in order to effectuate any transaction, act or agreement contemplated by this Agreement.
(5)Release.
(a)Effective upon the Closing, except with respect to a claim arising out of this Agreement, any other agreement entered into in connection herewith or any rights to be indemnified, reimbursed and held harmless pursuant to Section 7, Seller, on behalf of itself and each of the Seller Released Parties (collectively, the “Seller Releasors”), hereby unconditionally and irrevocably waives, releases and forever discharges the Company Releasors and each of their past and present directors, managers, officers, employees, agents, predecessors, successors, assigns, equityholders, partners, insurers, and Affiliates (each, a “Company Released Party”) from any and all liabilities of any kind or nature

25

Stock Purchase Agreement – Clever/KAC

whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and the Seller Releasors shall not seek to recover any amounts in connection therewith or thereunder from the Company or other Company Released Party. Without limiting the generality of the foregoing, Seller waives all rights under California Civil Code Section 1542 (or any similar provision of any other state or foreign law), which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Such released liabilities shall include any right to recover against the Company for any indemnification claims made against or paid by Seller pursuant to Section 6, Section 7, or other indemnification provisions in this Agreement. Seller understands that this is a full and final release of all claims, demands, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, that could have been asserted in any legal or equitable proceeding against the Company, except as expressly set forth in this Section 8(e)(i). Seller represents that it is not aware of any claim by it other than the claims that are waived, released and forever discharged by this Section 8(e)(i).
(b)Effective upon the Closing, except with respect to a claim arising out of this Agreement, any other agreement entered into in connection herewith or any rights to be indemnified, reimbursed and held harmless pursuant to Section 6 or Section 7, the Company, on behalf of itself and each of the Company Released Parties (collectively, the “Company Releasors”), hereby unconditionally and irrevocably waives, releases and forever discharges the Seller Releasors and each of their past and present directors, managers, officers, employees, agents, predecessors, successors, assigns, equityholders, partners, insurers, and Affiliates (each, a “Seller Released Party”) from any and all liabilities of any kind or nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and the Company Releasors shall not seek to recover any amounts in connection therewith or thereunder from the Seller or other Seller Released Party. Without limiting the generality of the foregoing, the Company waives all rights under California Civil Code Section 1542 (or any similar provision of any other state or foreign law), which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Company understands that this is a full and final release of all claims, demands, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, that could have been asserted in any legal or equitable proceeding against Seller, except as expressly set forth in this Section 8(e)(ii). The Company represents that it is not aware of any claim by it other than the claims that are waived, released and forever discharged by this Section 8(e)(ii).
(6)Non-Competition. As a material inducement to Buyer to enter into and perform its obligations under this Agreement, during the Non-Compete Period, except with the prior written consent of Buyer, Seller, on behalf of itself, and its Affiliates, agrees not to, directly or indirectly, either for itself or for any other Person, own, manage, control, invest in, permit its name to be used by, act as consultant or

26

Stock Purchase Agreement – Clever/KAC

advisor to, or render services for, any Person engaged directly or indirectly in the Business anywhere in North America; provided that neither (A) the ownership by Seller of less than 1% of the outstanding stock of any publicly-traded corporation nor (B) the ownership by Seller as a passive investment any private equity funds, mutual funds, exchange traded funds and similar collective investment vehicles that may, in turn, invest in competitors of the Company so long as such Seller is not otherwise in violation of the terms of this Agreement, shall be deemed to be engaging solely by reason thereof in any of their respective businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(f) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. The term “Non-Compete Period” means the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date.
(7)Non-Solicitation. Seller agrees that, during the Non-Compete Period, it (A) shall not, and shall cause its Affiliates not to, directly or indirectly, contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) any Person employed by the Company during the Non-Compete Period, without the prior written consent of Buyer; and (B) shall not induce or attempt to induce any customer or other business relation of the Company into any business relationship competitive with the Business; provided, however, that this Section 8(g) (i) shall not apply to any such Person who has left the employment or engagement of the Company for more than three (3) months and no activity otherwise prohibited by this Section 8(g) shall have occurred prior to such Person’s departure (it being understood that if any such Person’s service is discontinued by the Company, and not by such Person, then Seller shall be permitted to hire or engage such Person and such three (3)-month period shall not apply), and (ii) shall not prohibit general solicitations for employment through advertisements or other means not specifically directed toward any employees of the Company.
(8)Non-Disparagement. Seller agrees not to make any oral or written statement (including via the internet or social media) that disparages the Company or the Business or portrays them in a false or negative light or that has, or is intended to have, a negative effect on the reputation or business of the Company or the Business; provided, however, that nothing set forth in this Section 8(h) shall prevent any Seller from (i) testifying in any action or proceeding or otherwise making any statement in connection with an action or proceeding or legal filing not made in bad faith, (ii) communicating with any agent or employee of the United States government or any of its agencies or any member of the United States Congress, or (iii) seeking to enforce such Seller’s rights under this Agreement or any agreement entered into in connection herewith.
(9)Remedy for Breach. Seller acknowledges and agrees that in the event of a breach of any of the provisions of Section 8(f), Section 8(g), or Section 8(h), monetary damages may not constitute a sufficient remedy. Consequently, in the event of any such breach, Buyer, the Company or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance, injunctive relief, or both, or seek any other equitable remedies available to enforce or prevent any violations of the provisions hereof (including the extension of the Non-Compete Period by a period equal to (A) the length of the violation of Section 8(f), Section 8(g), or Section 8(h) plus (B) the length of any court proceedings necessary to stop such violation), in each case without the requirement of posting a bond.
(10)Specific Performance. Seller acknowledges that the Company is unique and recognize and affirms that in the event of a breach of this Agreement by any such Person, money damages

27

Stock Purchase Agreement – Clever/KAC

may be inadequate and Buyer may have no adequate remedy at law. Accordingly, Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in Buyer’s favor, to seek to enforce Buyer’s rights hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. If any such action is brought by Buyer to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.
(11)D&O Indemnification. Clever and Seller covenant to maintain the directors and officers insurance coverage in existence as of the Closing Date, with respect to insuring the directors and officers of the Company, for a period of thirty-six (36) months following the Closing Date.
(12)Reserved.
(13)Employee Matters. Except as otherwise provided on Schedule 8(m),
(a)except for cause, the Company shall not terminate the employment of, or materially reduce the compensation or benefits payable to any of the employees of the Company for a period of forty five (45) days, commencing on the day following the Closing Date;
(b)Seller represents and warrants that all employees of the Company are employed on an at-will basis and no sale, change-of-control, “stay-around,” retention, or similar bonuses or payments to current or former directors, managers, officers, employees and other service providers of the Company are payable as a result of or in connection with the transactions contemplated hereby (including any severance or other payments payable to any employee or other service provider of the Company in connection with such Person’s employment with the Company terminating prior to or within six (6) months following the Closing Date. Seller further represents and warrants that there are no employee equity options or other equity-based awards to acquire equity of the Company; and
(c)any and all amounts comprising the Accrued Bonuses have been paid on or before the Closing.
(14)Post-Closing Payments.
(a)The Parties agree that any amount arising from, or attributed to, the Company’s sale of its production assets to the Co-Packer, pursuant to the Co-Packer Sales Agreement, including, but not limited to the deferred payment installment in the amount of $95,000 expected to be paid by the Co-Packer to NSUS on or about May 23, 2025, and the deferred payment installment in the amount of $95,000 expected to be paid by the Co-Packer to NSUS on or about August 21, 2024 (collectively, the “Co-Packer Proceeds”), are the rightful property of NSUS. In the event that Buyer or any of its Affiliates receive any amount arising from, or attributed to, the Co-Packer Proceeds, then Buyer shall notify Seller within five (5) days of its receipt of such Co-Packer Proceeds and shall remit to Seller, by wire transfer of immediately available funds, such Co-Packer Proceeds within fifteen (15) days of Buyer’s receipt thereof.
(b)The Parties agree that any amount arising from, or attributed to, the return of the Company’s security deposit in connection with the Double G Lease Agreement, in the amount of up to $35,121.52 (the “Security Deposit”) shall be delivered to Buyer, and should Seller or its Affiliates receive any amount arising from, or attributed to, the Security Deposit, then Seller shall promptly deliver to Buyer an amount equal to such amount received.
(15)Conduct of Business After Closing. Unless Seller shall otherwise consent in writing, during the period commencing with the Closing Date and terminating upon the earlier of the termination of the Promissory Note or the one (1) year anniversary of the Closing Date, Buyer shall cause

28

Stock Purchase Agreement – Clever/KAC

the Company not to do or cause to be done any of the following: (i) sell, assign, transfer, lease or otherwise dispose of any material tangible or intangible, real property, personal property or Intellectual Property owned by the Company, except in the ordinary course of business, (ii) except in the ordinary course of business, create any Lien on any assets or properties (whether tangible or intangible) of the Company (other than Permitted Liens), (iii) materially change the nature of the Business as conducted immediately prior to Closing, (iv) issue or sell any additional shares of capital stock of or other equity interests in the Company, or securities convertible into or exchangeable for shares of capital stock of or other equity interests in the Company, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of capital stock of or other equity interests in the Company, or (v) enter into any agreement to take, or cause to be taken, any of the actions set forth in this Section 8(o).
Section 9.    Miscellaneous.
(1)No Third Party Beneficiaries. Except as expressly set forth in Section 6 or Section 7, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns (including, for the avoidance of doubt, Buyer Indemnified Parties, Seller Indemnified Parties, Seller Released Parties, Company Released Parties, and Tax Indemnitees), who shall be intended beneficiaries under this Agreement and have the right to enforce such provisions directly in the event of a breach thereof.
(2)Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.
(3)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that Buyer may (i) assign any of its rights and interests hereunder to any Affiliate of Buyer or any successor to Buyer, the Company or the Business and (ii) assign its rights under this Agreement to any lender (or agent on behalf of such lenders) as collateral security for the obligations of Buyer to such lenders; provided, further, that if Buyer so assigns this Agreement, Buyer shall not be relieved of its obligations hereunder in respect of any such assignment.
(4)Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more Parties hereto and delivered by such Party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.
(5)Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
(6)Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly received when (i) delivered personally to the recipient, (ii) one (1) business day after it is sent to the recipient by reputable express courier service (charges prepaid) marked for overnight delivery, or (iii) delivered to the recipient through electronic mail (provided that receipt is confirmed promptly thereafter), and addressed to the intended recipient as set forth below:

29

Stock Purchase Agreement – Clever/KAC

If to Seller:
NS US Holdings, Inc.
c/o Clever Leaves Holdings, Inc.
Bodega 19-B Parque Industrial Tibitoc P.H. Tocancipá 251017
Cundinamarca, Colombia

with a copy (which shall not constitute notice) to:
Kane Kessler, P.C.
600 Third Avenue, 35th Floor New York, New York 10016

30

Stock Purchase Agreement – Clever/KAC

If to Buyer or, following the Closing, the Company:
KAC INVESTMENTS, LLC
8151 E. Indian Bend Rd. Suite 101 Scottsdale, AZ 85250

with a copy (which shall not constitute notice) to:
Beckerleg Thraen Law, PLC
2415 E. Camelback Road, Suite 700
Phoenix, Arizona 85016
Any Party may change the address or e-mail address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
(7)Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(8)Consent to Jurisdiction. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.
(9)Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO BUYER, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO

31

Stock Purchase Agreement – Clever/KAC

THIS    AGREEMENT    BY,    AMONG    OTHER    THINGS,    THE    MUTUAL    WAIVERS    AND CERTIFICATIONS IN THIS SECTION 9(i).
(10)Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. All waivers of rights under this Agreement shall be in writing, and no waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
(11)Incorporation of Appendices, Exhibits and Schedules. The appendices, exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
(12)Legal Fees. If any Party brings an action to enforce its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable legal fees, incurred in connection with such action, including any appeal of such action.
(13)Cumulative Remedies. All rights and remedies of any Party are cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.
(14)Construction.
a.Each Party agrees that such Party has been individually represented by counsel during the negotiation and execution of this Agreement (including those sections regarding the governing law, venue and jurisdiction) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein (or is otherwise entitled to indemnification) in any respect, the fact that there exists another representation, warranty or covenant (including any indemnification provision) relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached ( or is not otherwise entitled to indemnification with respect thereto) shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant (or is otherwise entitled to indemnification pursuant to a different provision).
b.Where specific language is used to clarify by example a general statement contained herein (such as by using the word “including”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. Any reference herein to “dollars” or “$” shall mean United States dollars. The term “or” shall be deemed to mean “and/or.” Any reference to any particular Code section or any other law or

32

Stock Purchase Agreement – Clever/KAC

any regulation promulgated thereunder will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified and any reference herein to a Governmental Authority shall be deemed to include reference to any successor thereto.
c.The words “provided” or “made available” mean that the subject documents or other materials were emailed or physically delivered to a representative of Buyer at least two
(2) days prior to the date hereof.
d.The disclosure schedules dated as of the date of this Agreement and delivered to Buyer herewith (the “Disclosure Schedules”) are hereby incorporated by reference into the sections of this Agreement that correspond to the section numbers referenced in the Disclosure Schedules. Each section of the Disclosure Schedules is qualified in its entirety by reference to specific provisions of this Agreement. Regardless of the existence or absence of cross-references, the disclosure of any matter or Contract in any section of the Disclosure Schedules shall be deemed to be a disclosure for purposes of each other section of the Disclosure Schedules to which the relevance of such disclosure is readily apparent on its face. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control. Nothing in the Disclosure Schedules constitutes an admission of any liability or obligation of the Company to any third party, nor an admission of any liability or obligation to any third party against the interests of the Company. In disclosing the information set forth in the Disclosure Schedule, neither the Company nor Seller waive any attorney-client privilege associated with any such information or any protection afforded by the “work product doctrine” with respect to any of the matters disclosed or discussed therein. Capitalized terms used but not defined in the Disclosure Schedules shall have the same meanings given them in this Agreement.
(15)Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.
*    *    *    *    *

33

Stock Purchase Agreement – Clever/KAC

IN WITNESS WHEREOF, the undersigned has executed this Stock Purchase Agreement as of the date first above written.
SELLER:

CLEVER LEAVES HOLDINGS, INC.

By: /s/ Andres Fajardo
Name: Andres Fajardo
Title: Chief Executive Officer NS US HOLDINGS, INC.
By: /s/ Andres Fajardo
Name: Andres Fajardo
Title: Director

COMPANY:
HERBAL BRANDS, INC.

By: /s/ Andres Fajardo
Name: Andres Fajardo
Title: President

BUYER:
KAC INVESTMENTS LLC

                        By: /s/ Keyvan Taheri

                        Name: Keyvan Taheri

                        Title: Manager

[Signature Page to Stock Purchase Agreement]
Stock Purchase Agreement – Clever/Detoxify

4861-7363-8315 v9

Appendix A Certain Definitions
“Accrued Bonuses” shall have the meaning set forth in Section 4(r)(i).
“Action” means any claim, action, cause of action, suit (whether in contract or tort or otherwise), or audit, litigation (whether at law or in equity, whether civil or criminal), citation, summons, subpoena, controversy, assessment, grievance, arbitration, inquiry, notice of violation, investigation, opposition, interference, hearing, mediation, charge, complaint, demand, or proceeding of any nature, whether civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity, to, from, by or before any Governmental Authority, arbitrator, or mediator.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.
“Affiliated Group” means the affiliated group of corporations within the meaning of Code Section 1504(a) that has Clever US, as its common parent and includes the Company.
“Agreement” shall have the meaning set forth in the preamble.
“Applicable Limitation Date” shall have the meaning set forth in Section 7(a).
“Business” means the business of manufacturing, marketing, selling, licensing and distributing detoxification beverages in North America.
“Business Data” means all business information and all Personal Data (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by the Company.
“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, peripherals, and computer systems, networks, interfaces, platforms, and servers, including any outsourced systems and processes that are owned or used, or held for use, by or for the Company in the conduct of the Business.
“Buyer” shall have the meaning set forth in the preamble.
“Buyer Indemnified Parties” shall have the meaning set forth in Section 7(b)(i).
“Closing Indebtedness” shall have the meaning set forth in Section 1(d).
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended, and any reference to any particular Code Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.
“Cash” shall mean, as of a specific date, the sum of (i) the aggregate amount of cash and cash equivalents (including bank account balances and deposits in transit or not yet recorded), including any evidences of short-term, highly liquid investments with original maturities of ninety (90) days or less, on

Stock Purchase Agreement – Clever/KAC

hand and in the bank accounts, including money market accounts, of the Company (excluding any restricted cash), plus (ii) checks written to the Company that have not been cashed, less (iii) the aggregate balance of all outstanding checks, money orders or similar instruments written against such accounts or for which the Company is the payor.
“Claim Notice” shall have the meaning set forth in Section 7(b)(iv).
“Clever” shall have the meaning set forth in the preamble.
“Clever US” means, Clever Leaves US, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Clever.
“Closing” shall have the meaning set forth in Section 1(b).
“Closing Date” shall have the meaning set forth in Section 1(b).
“Closing Purchase Amount” shall have the meaning set forth in Section 1(c).
“Closing Statement” shall have the meaning set forth in Section 1(d).
“Co-Packer” means, Impact Fulfillment Services, LLC.
“Co-Packer Sales Agreement” means, that certain Non-Cancelable, Non-Returnable Equipment and Personal Property Sales Agreement, dated as February 23, 2024, by and between the Co-Packer and the Company.
“Co-Packer Proceeds” shall have the meaning set forth in Section 8(m)(i).
“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.
“Company” shall have the meaning set forth in the preamble.
“Company Stock” shall have the meaning set forth in the recitals.
“Company Data” means all right, title and interest in and with respect to the data contained in the Business Systems or any databases of the Company and all other information and data compilations used by, necessary for or otherwise material to the Business of the Company.
“Company Intellectual Property” shall have the meaning set forth in Section 4(m)(v).
“Company Products” means all products and services at any time developed, manufactured, marketed, sold, distributed, provided, imported or exported or otherwise made available by or for the Company (including all versions of those products and services, whether already distributed, provided or made available, under development, planned or conceived, or otherwise) together with any related documentation, materials, or information.
“Company Registered Intellectual Property” shall have the meaning set forth in Section 4(m)(i).
“Company Released Party” shall have the meaning set forth in Section 8(e)(i).

A-2

Stock Purchase Agreement – Clever/KAC

“Company Releasors” shall have the meaning set forth in Section 8(e)(ii).
“Confidential Information” shall have the meaning set forth in Section 8(c).
“Contract” means any agreement, contract, obligation, promise, arrangement, commitment, understanding, or undertaking (whether written or oral and whether express or implied).
“Data Security Requirements” means, collectively, all of the following to the extent relating to Data Treatment or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company, to the conduct of the business, or to any of the Business Systems or any Business Data: (i) the Company’s own rules, policies, and procedures; (ii) all applicable laws, rules and regulations;
(iii) industry standards applicable to the industry in which the business operates (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (iv) contracts into which the Company has entered or by which it is otherwise bound.
“Data Treatment” means the access, collection, use, processing, storage, sharing, distribution, transfer (including cross-border transfer), disclosure, security, destruction, or disposal of any Personal Data, sensitive, or confidential information or data (whether in electronic or any other form or medium).
“Deductible Amount” shall have the meaning set forth in Section 7(c)(i).
“Disclosure Schedules” shall have the meaning set forth in Section 9(n)(iv).
“Double G Lease Agreement” means, that certain Lease Agreement, dated as of April 30, 2019, by and between the Company, as tenant, and Double G Enterpises, LLC, as landlord, for the premises located at 1430 West Auto Drive, Tempe, Arizona 85284.
“Employee Benefit Plan” means any (i) “employee benefit plan” as defined in Section 3 of ERISA,
(ii) compensation, employment, consulting, severance, termination, protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive, deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, prerequisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written.
“Environmental, Health and Safety Laws” means any federal, state, local, administrative or applicable foreign law (including common law and principles of equity), regulation, order, constitution, treaty, compact, directive, code, ordinance, permit, authorization, variance, rule, statute, judicial decision, unappealable administrative determination, government agreements or other legally enforceable requirement that pertains to (i) the condition or protection of air, groundwater, surface water, drinking water, land or soil, surface or subsurface strata or medium, natural resources or other environmental media,
(ii) the protection of human health, or (iii) the generation, treatment, manufacturing, use, storage, handling, recycling, presence, Release, disposal, transportation or shipment of any Hazardous Substances (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, and the Environmental Protection Act, each as amended).
“Environmental Permit” shall have the meaning set forth in Section 4(i).

A-3

Stock Purchase Agreement – Clever/KAC

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any corporation or trade or business that, together with the Company, is or was, at a relevant time, treated as a single employer under Section 414 of the Code.
“Final Indemnification Determination” shall have the meaning set forth in Section 7(b)(vii).
“Financial Statements” shall have the meaning set forth in Section 4(e)(i).
“Fundamental Representations” shall have the meaning set forth in Section 7(a).
“GAAP” means United States generally accepted accounting principles as in effect on the date hereof.
“Governmental Authority” means any domestic or foreign government, whether a federal, provincial, national, territorial, municipal, state or local or other political subdivision thereof, or any court or tribunal, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
“Hazardous Substances” means any solid, liquid, gas, odor, heat, sound, vibration, radiation or combination of them that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual, and includes any contaminant, waste or substance or material, defined, prohibited, regulated, or reportable pursuant to any Environmental, Health and Safety Law.
“Indebtedness” means, with respect to any Person at the date of determination, without duplication:
(a) indebtedness for borrowed money or in respect of loans or advances, if any; (b) obligations evidenced by bonds, debentures, notes, or similar instruments, if any; (c) obligations under acceptance credit, letters of credit, or similar facilities; (d) all interest rate protection agreements of such Person (valued on a market quotation basis), if any; (e) all obligations of such Person secured by a Lien against the Company; (f) any charges incurred but unpaid on any revolving credit line or credit card; and (g) any guaranty of any of the foregoing.
“Indemnified Party” shall have the meaning set forth in Section 7(b)(iv).
“Indemnifying Party” shall have the meaning set forth in Section 7(b)(iv).
“Intellectual Property” means any and all Intellectual Property Rights and Technology.
“Intellectual Property Agreements” means all incoming and outgoing licenses, sublicenses, subscriptions, assignments, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, (a) to which the Company is a party, beneficiary or otherwise bound, and (b) under which the Company expressly grants to a third party, or expressly receives from a third party, any right or license under any Intellectual Property.
“Intellectual Property Rights” means all common law and statutory rights in any jurisdiction throughout the world in, arising out of, or associated with: (a) issued patents and patent applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (b) trade secrets, confidential information, or proprietary

A-4

Stock Purchase Agreement – Clever/KAC

information; (c) copyrights, copyrights registrations, mask works, and pending applications for copyright registrations; (d) domain names and uniform resource locators; (e) trade names, logos, common law trademarks and service marks, any issued or pending applications for trademark registrations, and related goodwill; (f) all rights in databases and data collections; and (g) any similar or equivalent proprietary rights to any of the foregoing (as applicable).
“Invention Assignment Agreement” shall have the meaning set forth in Section 4(m)(xi).
“IRS” means the Internal Revenue Service.
“Knowledge” means (a) in the case of an individual, the actual or constructive knowledge of such individual, (b) in the case of the Company, the actual or constructive knowledge of any of Seller’s or the Company’s officers or directors, upon reasonable inquiry, and (c) in the case of Buyer, the actual knowledge or constructive knowledge of its officers and directors, including Keyvan Taheri and Ryan Petrosky, upon reasonable inquiry.
“Latest Balance Sheet” shall have the meaning set forth in Section 4(e)(i).
“Latest Financial Statements” shall have the meaning set forth in Section 4(e)(i).
“Latest Unaudited Statement” shall have the meaning set forth in Section 4(e)(i).
“Lease” or “Leases” has the meaning set forth in Section 4(k)(ii).
“Leased Real Property” means all real property leased, subleased or licensed to the Company or which the Company otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.
“Lien” means any security interest, pledge, encumbrance, lien or other similar arrangement in any asset.
“Loss” shall have the meaning set forth in Section 7(b)(i).
“Material Adverse Effect” means any fact, change, development, or effect that, individually or in the aggregate, is materially adverse to the business or financial condition of the Company, taken as a whole, but, in each case, none of the following, either alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been, such a material adverse effect: any event (i) resulting from a change in general economic, political, financial, banking, credit or securities market conditions, including any disruption thereof and any interest or exchange rate fluctuations, (ii) affecting companies in the industries, markets or geographical areas in which the Company conducts business generally, (iii) resulting from natural disasters, acts of terrorism or war (whether or not declared), or epidemics or pandemics, including the presence or spread of the virus SARS-CoV2 or the disease COVID- 19 caused by such virus (as each of the virus and the disease have been identified by the World Health Organization) or any (A) shelter-in-place or stay at home order issued by any Governmental Entity in response thereto, (B) cessation of commerce or closing of businesses in response thereto or (C) shortage in labor, shortage or delay in receipt of raw materials or delay in shipping caused thereby, as applicable, (iv) resulting from the announcement or performance of, or compliance with, or the public or industry knowledge of, this Agreement or the transactions contemplated hereby, or (v) the failure of the Company to achieve sales projections, budgeted profit margins or other budgets, or other future performance projections, provided, that the exclusions provided in clauses (i)-(iii) shall not apply to the extent the

A-5

Stock Purchase Agreement – Clever/KAC

Company is disproportionately adversely affected by any event relative to other participants in the industries in which the Company generally operates.
“Non-Compete Period” shall have the meaning set forth in Section 8(f).
“NSUS” shall have the meaning set forth in the preamble.
“Order” means any award, decision, injunction, judgment, order, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.
“Owned Company Intellectual Property” means all Company Intellectual Property that is owned (or purported to be owned) in whole or in part by the Company.
“Owned Real Property” means all real property in which the Company has or has had an ownership interest.
“Party” shall have the meaning set forth in the preamble.
“Permitted Liens” means (i) liens for Taxes, assessments and other governmental charges not yet due and payable or being contested by the Company in good faith through appropriate proceedings in a timely manner, in each case for which adequate reserves have been established, (ii) statutory landlord’s, mechanic’s, lessors, carriers, warehousemen, workmen, repairmen, mechanics, materialmen or other similar liens arising or incurred in the ordinary course of business or by operation of Law for amounts which are not delinquent and which are set forth on the face of the Latest Balance Sheet, (iii) restrictions, easements, covenants reservations, rights of way or other similar matters of title to the Leased Real Property of record and any liens created, permitted or suffered by the fee owner of any Leased Real Property, (iv) zoning ordinances, restrictions, prohibitions and other requirements imposed by any Governmental Authority, all of which do not materially interfere with the conduct of the business of the Company as presently conducted, (v) liens arising under original purchase price conditional sales contracts for furniture or equipment and vehicle leases entered into in the ordinary course of business, and (vi) liens created by this Agreement or any documents or agreements contemplated hereby, or in connection with the transactions contemplated hereby.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).
“Personal Data” means information that relates to, identifies, describes, or is reasonably capable of being associated with a particular individual, including his or her name, address, telephone number, e-mail address, financial institution account number, social security number, government-issued identification, and any other similar sensitive personal information.
“Personal Guaranty” means a personal guaranty made by Keyvan Taheri, in favor of and for the benefit of Seller, to be delivered at Closing in the form attached as Exhibit C hereto.
“Plan” shall have the meaning set forth in Section 4(s)(i).
“Post-Closing Tax Period” means a taxable year beginning on the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

A-6

Stock Purchase Agreement – Clever/KAC

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period.
“Privacy Laws” means all applicable laws, rules, and regulations relating to the Data Treatment of Personal Data including the Federal Trade Commission Act, 15 U.S.C. § 41, et seq., and the federal Telephone Consumer Protection Act.
“Privacy Policy” has the meaning set forth in Section 4(n)(i).
“Product Laws” shall have the meaning set forth in Section 4(w)(iii).
“Promissory Note” means a senior secured promissory note made by Buyer in favor of Seller in the original principal amount of $1,000,000, to be delivered at Closing in the form attached as Exhibit B hereto.
“Purchase Price” means an amount equal to $8,018,787.98.
“Real Property” means all Owned Real Property and Leased Real Property.
“Registered Intellectual Property” means all Intellectual Property Rights that are the subject of registration (or an application for registration), including domain names.
“Reimbursement” shall have the meaning set forth in Section 7(d).
“Related Party” means any officer or director of the Company, Clever and/or any one or more of Clever’s subsidiaries or Affiliates.
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Substances or the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Substances into the environment.
“Securities Act” means the Securities Act of 1933, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.
“Security Breach” means any (i) unauthorized acquisition of, access to, loss of, or misuse (by any means) of Personal Data; (ii) unauthorized or unlawful processing, sale, or rental of Personal Data; (iii) other act or omission that compromises the security, integrity, or confidentiality of Personal Data; or (d) phishing, ransom or other cyberattack.
“Security Deposit” shall have the meaning set forth in Section 8(m)(ii).
“Seller” shall have the meaning set forth in the preamble.
“Seller Indemnified Parties” shall have the meaning set forth in Section 7(b)(ii).
“Seller Released Party” shall have the meaning set forth in Section 8(e)(ii).
“Seller Releasors” shall have the meaning set forth in Section 8(e)(i).
“Social Media Account Names” shall have the meaning set forth in Section 4(m)(iv).

A-7

Stock Purchase Agreement – Clever/KAC

“Social Media Accounts” means all accounts, profiles, pages, feeds, and registrations on or in connection with any (i) social media or social networking website or social online service, (ii) blog or microblog, (iii) mobile application, or (iv) photo-, video- or other content-sharing website.
“Software” means all computer programs and other software (in object code or source code format), data and databases, and related documentation and materials.
“Specified Buyer Indemnity Matters” means the matters identified on Schedule 7(b)(ii).
“Specified Seller Indemnity Matters” means the matters identified on Schedule 7(b)(i).
“Straddle Period” shall have the meaning set forth in Section 6(c).
“Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.
“Tax” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) means (i) any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profits, escheat or unclaimed property, environmental (including under Section 59A of the Code), customs, duty, real property, real property gains, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax assessment or levy of any kind whatever imposed by any Governmental Authority, whether disputed or not, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition arising as a result of being or having been a member of a relevant group and (iii) any liability for or in respect of the payment of any amount of a type described in clause (i) or (ii) of this definition as a transferee or successor, by Contract or otherwise.
“Tax Contest” shall have the meaning set forth in Section 6(g).
“Tax Indemnitee” means Buyer and its Subsidiaries and Affiliates (including, following the Closing, the Company).
“Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes or the administration of any law relating to any Taxes.
“Taxing Authority” means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.
“Technology” means collectively, all designs, formulas, methods, processes, schematics, technical drawings, specifications, algorithms, procedures, techniques, ideas, know-how, Software, tools, inventions, creations, trade secrets, improvements, works of authorship, recordings (including voice recordings),

A-8

Stock Purchase Agreement – Clever/KAC

graphs, drawings, reports, analyses, and any other embodiment of the above, in any form or media, whether or not specifically listed herein.
“Third Party Claim” shall have the meaning set forth in Section 7(b)(iv).
“Trade Laws” means any applicable law or order related to the sale, marketing, promotion, export or re-export of goods, including any law promulgated or enforced by the Office of Foreign Assets Control in the United States Department of the Treasury, the United States Department of Commerce or any other department or agency of the United States Federal government, the UK Bribery Act, the United States Foreign Corrupt Practices Act of 1977, the OECD Convention on Combating Bribery of Foreign Public Officials in Business Transactions, the Arms Export Control Act, the Trading with the Enemy Act of 1917, the International Emergency Economic Powers Act, the Export Administration Act of 1979, the Tariff Act of 1930, the Export Administration Regulations, the International Traffic in Arms Regulations and the United States Customs Regulations or any other applicable law related to the conduct of business with Governmental Authorities.
“Transaction Expenses” means the aggregate amount of all out-of-pocket fees and expenses, incurred by the Company or the Seller, in connection with this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby.
“Transfer Taxes” shall have the meaning set forth in Section 6(f).
“WARN Act” means the Worker Adjustment and Retraining Notification Act, as amended.

A-9

Stock Purchase Agreement – Clever/KAC

Exhibit A Allocation
The aggregate Purchase Price and all other capitalizable costs of the Buyer, and any other items includible in the Buyer’s initial Tax bases in the assets deemed to be purchased will be allocated as follows. The class references are in accordance with Treasury Regulation Sections 1.338-6, 1.338-7 and 1.1060-1:

Asset Class	Valuation
Class I Cash and general deposit accounts, other than certificates of deposit
Equal to the amount taken into account in determining Working Capital; or if such assets are not taken into account in determining Working Capital, equal to the account balance as of the close of business on the Closing Date.

Class II Marketable Securities
Equal to the amount taken into account in determining Working Capital; or if such assets are not taken into account in determining Working
Capital, equal to the fair market value as of the close of business on Closing Date.

Class III Accounts Receivable
Equal to the amount taken into account in determining Working Capital; or if such assets are not taken into account in determining Working Capital, equal to the net book value, after reduction for the reserve for bad debts, on the Company's Financial Statements as of the close of business on the Closing Date.

Class IV Inventory
Equal to the amount taken into account in determining Working Capital; or if such assets are not taken into account in determining Working Capital, equal to the net book value on the Company's Financial Statements as of the close of business on the Closing Date.

Class V Tangible Personal Property	Equal to the net book value on the Company’s Financial Statements as of the close of business on the Closing Date.

Stock Purchase Agreement – Clever/KAC

Class VI Section 197 intangibles, as defined in section 197. other than goodwill and going concern value	Equal to the net book value on the Company’s Financial Statements as of the close of business on the Closing Date.
Class VII Goodwill and Going Concern Value	Equal to the excess of the Purchase Price over the amounts allocated to the Class I - Class VI Asset Classes.

Stock Purchase Agreement – Clever/KAC

Exhibit B
Form of Promissory Note and Security Agreement
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.
PROMISSORY NOTE AND SECURITY AGREEMENT

Effective Date: March 21, 2024    $1,000,000.00

1.FUNDAMENTAL PROVISIONS. The following terms will be used as defined terms in this Promissory Note and Security Agreement (as it may be amended, modified, extended and renewed, the “Note”):
Holder:    NS US Holdings, Inc., a Delaware corporation.
Maker:    KAC Investments LLC, an Arizona limited liability company.
Principal Amount:    One Million Dollars ($1,000,000.00).
Term:    Twelve (12) months, commencing on the date of this Note and ending on the Maturity Date.
Maturity Date:    March 21, 2025.
Interest Rate:    Seven and 50/100 percent (7.5%) per annum.
Business Day:    Any day of the year other than Saturdays, Sundays and legal holidays.
Purchase Agreement:    That certain Stock Purchase Agreement, of even date herewith by and between Maker, Holder, Herbal Brands, Inc., a Delaware corporation (the “Company”) and Clever Leaves Holdings, Inc., a corporation organized and existing pursuant to the laws of British Columbia, Canada (“Clever”).
This Note is being made by Maker in connection with that certain Purchase Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms) and this Note is the Promissory Note referenced therein.
2.PROMISE TO PAY. For value received, Maker promises to pay to the order of Holder, at c/o Clever Leaves Holdings, Inc., Bodega 19-B Parque Industrial Tibitoc P.H., Tocancipá 251017, Cundinamarca, Colombia, Attention: Andres Fajardo and Georgette Otero, or at such other place as Holder may from time to time designate in writing, the Principal Amount, together with interest, at the Interest Rate, on the unpaid Principal Amount from time to time owing hereon computed in

Stock Purchase Agreement – Clever/KAC

accordance with this Note until maturity, said principal and interest being calculated and payable in the amounts, at the times and upon the terms and conditions provided in this Note.
3.PAYMENTS.
a.Principal Amount. The Principal Amount shall be due in full on the Maturity Date, subject to adjustment, if any, as set forth below.
b.Interest. The Interest shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year through the Maturity Date beginning on March 31, 2024. All accrued but unpaid interest shall be payable on the Maturity Date.
c.Adjustments for Purchase Price Reductions. In the event of any Indemnified Costs (as defined below) as permitted in the Purchase Agreement, the Principal Amount shall be reduced by the amount of such Indemnified Costs.
d.Other Payment Provisions. All payments due hereunder shall be made in lawful money of the United States. Maker may prepay all or part of this Note, in whole or in part, at any time without penalty or premium.
4.PLEDGE AND SECURITY INTEREST.
a.As collateral security for the payment and performance of this Note, Maker hereby pledges and collaterally assigns to Holder, and grants to Holder pursuant to the Arizona Uniform Commercial Code (the “UCC”) a first priority security interest in all of the Company’s property and assets, tangible and intangible, including but not limited to: all accounts, now existing or subsequently arising; all contract rights of the Company, now existing or subsequently arising; all accounts receivable, now existing or subsequently arising; all chattel paper, documents, and instruments related to accounts; all intellectual property, inventory, furniture, fixtures, equipment, and supplies now owned or subsequently acquired; and the proceeds, products, and accessions of and to any and all of the foregoing (collectively, the “Collateral”). This security interest is granted to secure the debt evidenced by this Note and all costs and expenses incurred by Holder in the collection of the debt. Holder, in its discretion, may file one or more financing statements under the Arizona Uniform Commercial Code, naming Maker as a debtor and Holder as secured party and indicating the Collateral specified in this Note.

b.All advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Holder following an Event of Default in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof, shall become a part of the obligations secured hereunder and shall be paid to Holder by Maker immediately upon demand therefor after an Event of Default, with interest thereon until paid in full at the rate provided for in this Note.

c.Holder shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.
5.ACCELERATION. It is hereby expressly agreed by Maker that time is of the essence hereof, and in the case of an Event of Default (as defined below) by Maker, which Event of Default is not cured within ten (10) days following written notice to Maker from Holder that such Event of Default has occurred, then Holder shall have the right to declare the entire amount of outstanding Principal Amount

B-2

Promissory Note – Clever/KAC

and all accrued interest and other allowed costs, such as attorney fees incurred by Holder, hereunder to be immediately due and payable and enforce the terms of this Note or as contained in the Purchase Agreement and/or the remedies available to Holder under this Note or applicable law.
6.SET-OFFS. Maker shall be entitled to set off against amounts due to Holder pursuant to this Note any and all Indemnified Costs finally determined by a non-appealable court order by a court of competent jurisdiction as provided in the Purchase Agreement. For purposes of this Note, the term “Indemnified Costs” means all amounts for which the Buyer Indemnified Parties are entitled to indemnification from Seller pursuant to Section 6 or Section 7 of the Purchase Agreement, or any other express indemnifications from Seller in the Purchase Agreement. In the event the amount of Holder’s liability to Maker has not been finally determined by the Maturity Date, the amount of such set off shall be an estimated amount of the actual amount due from Holder on account of the liability or other basis of set off, as reasonably determined by Maker. If it is later determined upon final resolution of the amount of liability subject to set off that (i) the set off amount exceeded the amount of Holder’s liability to Maker, or (ii) in the case of set offs objected to by Maker, that Maker was not actually liable for the basis of the set off, the amount by which the set off applied against the Note exceeded Holder’s liability to Maker shall be added back to the Principal Amount. Interest will continue to accrue at all time pending a final resolution; provided, however, that in the event any amount is found to be subject to set off hereunder, the set-off shall be applied effective as of the date Holder was first notified of the request for set-off, and any interest accrued on the set off amount shall be reversed or refunded, as applicable. The unpaid Principal Amount and all accrued but unpaid interest shall be due and payable with ten (10) days of such final resolution. Maker or Holder will have all of the other rights of enforcement and remedies under the Purchase Agreement or under law or in equity.
7.EVENTS OF DEFAULT. An event of default (“Event of Default”) under this Note shall mean:
a.Any failure by Maker to pay any amount due hereunder which has not been paid within five (5) Business Days following written notice to Maker from Holder of such failure (except as permitted under Section 5 above), it being expressly agreed, however, that Maker’s failure to pay any amount otherwise due under this Note based on a good faith belief by Maker that Maker is entitled to a right of set off against such amount shall not constitute an Event of Default under this Note, and Maker shall not be obligated to pay any such amount except pursuant to mutual written agreement of Maker and Holder with respect thereto, or by a final and binding determination by an arbitrator or court of law, as applicable, having jurisdiction over such matter.
b.If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against Maker in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of Maker’s creditors; or
(v) admit in writing its inability to pay Maker’s debts as they become due;

c.If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that
(i) is for relief against Maker in an involuntary case, or (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or for a substantial portion of any of its respective properties, and in each case the order or decree is not dismissed within sixty (60) days; or
d.Any covenant or agreement made by Maker in this Note (and not covered by (a)-(c) above) is breached, violated, or not complied with and not cured within seven (7) Business Days upon written notice to Maker.

B-3

Promissory Note – Clever/KAC

8.DEFAULT INTEREST. Notwithstanding anything in the foregoing to the contrary, from and after any uncured Event of Default under this Note, interest on any past-due portion of the outstanding Principal Amount shall accrue and be payable at the annual rate of interest which is 250bps in excess of the Interest Rate, or the maximum rate allowable by law, whichever is less.
9.REMEDIES. Upon the occurrence of an Event of Default and for so long as such Event of Default shall continue, Holder shall be entitled to all remedies available to the holder of a note under Delaware law, except as such remedies are expressly modified by the terms of this Note (such as with respect to notice, right to cure, etc.).
10.WAIVER. Maker waives diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in this Note) and expressly agrees that, without in any way affecting the liability of Maker, Holder may extend any maturity date or the time for payment of any installment due hereunder or otherwise modify this Note.
11.CHANGE, DISCHARGE, TERMINATION, OR WAIVER. No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Holder to exercise and no delay by Holder in exercising any right or remedy under this Note or under the law shall operate as a waiver of that right or remedy.
12.NO ASSIGNMENT. This Note may not be transferred or assigned by Holder without the prior written consent of Maker. No transfer or assignment by Holder, even if consented to, shall limit or otherwise affect Maker’s right of set off against this Note.
13.ATTORNEYS’ FEES. Should this Note be placed in the hands of an attorney for collection, or to enforce its collection, if an Event of Default has occurred, Maker shall pay all reasonable costs of collection, including Holder’s reasonable attorney’s fees, and all other expenses and costs of collection incurred in the collection or enforcement of this Note.
14.SEVERABILITY. If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.
15.INTEREST RATE LIMITATION. If Holder collects monies which are deemed to constitute interest which would cause the effective interest rate on this Note to exceed the maximum rate permitted to be charged by the laws of the State of Delaware, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of other amounts payable under this Note or returned to Maker.
16.CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.
17.TIME OF THE ESSENCE. Time is of the essence with regard to each provision of this Note as to which time is a factor.
*    *    *    *    *

B-4

Promissory Note – Clever/KAC

IN WITNESS WHEREOF, Maker has executed this Note as of the date set forth above.
MAKER:__________

[Signature Page to Promissory Note and Security Agreement]

Promissory Note – Clever/KAC

Exhibit C GUARANTY
This Guaranty (“Guaranty”), dated as of March 21, 2024, is made by Keyvan Taheri (the “Guarantor”), a principal stockholder of Buyer (as defined herein), in favor and for the benefit of NS US Holding, Inc., a Delaware corporation (“NSUS”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in that certain Stock Purchase Agreement (the “Agreement”), dated as of the date hereof, by and between Herbal Brands, Inc., a Delaware corporation, Clever Leaves Holdings, Inc., a corporation organized and existing pursuant to the laws of British Columbia, Canada (“Clever”), NSUS (collectively with Clever, “Seller”), and KAC Investments LLC, an Arizona limited liability company (“Buyer”).
1.Guaranty.
1.aGuaranty. In consideration for Seller entering into the Agreement and the Promissory Note, the Guarantor, subject to the limitations set forth herein, hereby absolutely, irrevocably and unconditionally guarantees the complete and timely performance of each and every duty and obligation of Buyer under the Promissory Note, including, without limitation, the payment when due of the principal amount in the amount of One Million Dollars ($1,000,000), and all interest accrued thereunder, whether at maturity or upon acceleration or otherwise (such duties and obligations, as may be amended from time to time, being referred to herein as the “Obligations”). The Guarantor hereby agrees that following any default by Guarantor under this Guaranty, he shall reimburse NSUS for all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by NSUS in connection with the enforcement of this Guaranty and collection of amounts due by Guarantor hereunder, which such amounts shall be deemed to be Obligations under this Guaranty.
1.bLimitations with Respect to the Guarantor. The Guarantor shall not have any obligation hereunder unless and until an Event of Default under Section 7 of the Promissory Note has occurred and continues uncured for at least five (5) Business Days after written notice thereof has been received by the Guarantor of such uncured Event of Default, which notice shall (i) state that an Event of Default has occurred under the Promissory Note; (ii) describe the nature of the Event of Default; (iii) state that NSUS is making a claim against Guarantor under this Guaranty; (iv) state the amount that NSUS is demanding Guarantor to pay pursuant to such notice; and (v) state the date such payment is due to NSUS pursuant to this Guaranty (which date shall be no less than five (5) Business Days following the date such notice is received by Guarantor). Any payments made to NSUS by Guarantor under this Guaranty shall be applied against amounts outstanding under the Promissory Note. Except for the limitations set forth in this Section 1.2, the Guarantor’s liability under this Guaranty shall not in any manner whatsoever be deemed to be affected or impaired by any waiver, forbearance or extension of time of any of the provisions of the Agreement, the Promissory Note, or this Guaranty. The liability of the Guarantor hereunder shall continue until such time that there is complete and full performance of Buyer’s obligations under the Promissory Note, subject to Buyer’s rights under the Agreement and right of set off under Section 6 of the Promissory Note.
1.cWaiver by the Guarantor. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Seller upon this Guaranty or acceptance of this Guaranty, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon, and in consideration of, this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default (except as otherwise expressly stated herein), dishonor or nonpayment to or upon Buyer with respect to the Obligations. This Guaranty shall be construed as a continuing absolute and unconditional guaranty of payment without regard to (a) the validity or enforceability of the Obligations, the Promissory Note, or any right of offset with respect thereto at any time or from time to time held by Seller, (b) any defense, set-off or counterclaim (other than a defense of prior full payment or performance) which may at any time be available to or be asserted by Buyer against Seller, or (c) any other circumstances whatsoever (with or without notice to or knowledge of Buyer or the Guarantor) which constitutes, or might be construed to constitute an equitable or legal discharge of Buyer with respect to the Obligations, or with respect to the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, Seller may, but shall be under no obligation to, pursue such rights and remedies as it may have against Buyer or any other party or against any collateral, security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by Seller to pursue such other rights or remedies or to collect any payments from Buyer or any such other party or to realize upon any such collateral, security or guaranty or to exercise any such right of offset, or any release of Buyer or any such other party or any such collateral, security, guaranty or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Seller against the Guarantor. Notwithstanding the foregoing, Guarantor shall have no liability under this Guaranty with respect to any amounts which are validly subject to set off against the Promissory Note pursuant to Section 6 of the Promissory Note.
1.dBankruptcy. This Guaranty shall remain in full force and effect notwithstanding the institution by or against Buyer of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance, in whole or in part, of any of the Obligations in any such proceedings or otherwise.
2.Miscellaneous.
1.aFurther Assurances. As a material obligation of each Party to consummate the transactions contemplated by this Guaranty, each Party shall at its own expense (i) cooperate with the other Parties, (ii) perform any further act and (iii) execute and deliver such documents or instruments as may be reasonably requested by the other Parties in order to effectuate any transaction, act or agreement contemplated by this Guaranty.
1.bExpenses. Except as otherwise expressly provided herein, each Party shall be solely responsible for and shall bear all of its own costs and expenses incident to its obligations under and in respect of this Guaranty and the transactions contemplated hereby.
1.cEntire Agreement. This Guaranty constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.
1.dCounterparts. This Guaranty may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Guaranty may be executed by one or more Parties hereto and delivered by such Party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.
1.eNotices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly received when (i) delivered personally to the recipient, (ii) one (1) business day after it is sent to the recipient by reputable express courier service (charges prepaid) marked for overnight delivery, or (iii) delivered to

C-2

the recipient through electronic mail (provided that receipt is confirmed promptly thereafter), and addressed to the intended recipient as set forth below:
If to NSUS:

NS US Holdings, Inc.
c/o Clever Leaves Holdings, Inc.
Bodega 19-B Parque Industrial Tibitoc P.H. Tocancipá 251017
Cundinamarca, Colombia

with a copy (which shall not constitute notice) to:

Kane Kessler, P.C.
600 Third Avenue, 35th Floor New York, New York 10016
If to the Guarantor:
Keyvan Taheri
8151 E. Indian Bend Rd. Suite 101 Scottsdale, AZ 85250

with a copy (which shall not constitute notice) to:

Beckerleg Thraen Law, PLC
2415 E. Camelback Road, Suite 700
Phoenix, Arizona 85016

1.fBenefit/Assignment. This Guaranty shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The Guarantor may not assign either this Guaranty or any of its rights, interests, or obligations hereunder without the prior written approval of NSUS.
1.gGoverning Law. This Guaranty shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
1.hConsent to Jurisdiction. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN

C-3

RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.
1.iWaiver of Trial by Jury. EACH PARTY TO THIS GUARANTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS GUARANTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO BUYER, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.9.
1.jAmendments and Waivers. No amendment of any provision of this Guaranty shall be valid unless the same shall be in writing and signed by each of the Parties. All waivers of rights under this Guaranty shall be in writing, and no waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
1.kSpecific Performance. The Guarantor acknowledges and agrees that NSUS would be damaged irreparably in the event any of the provisions of this Guaranty which govern the conduct of the Parties are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Guarantor agrees that NSUS shall have the right, in addition to any other rights and remedies existing in NSUS’ favor, to seek to enforce NSUS’ rights hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. If any such action is brought by NSUS to enforce this Guaranty, the Guarantor hereby waives the defense that there is an adequate remedy at law.
1.lNo Third-Party Beneficiaries. This Guaranty shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, who shall be intended beneficiaries under this Agreement and have the right to enforce such provisions directly in the event of a breach thereof.
1.mNegotiation of Guaranty. Each Party agrees that such Party has been individually represented by counsel during the negotiation and execution of this Guaranty (including those sections regarding the governing law, venue and jurisdiction) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Each party and its counsel cooperated in the drafting and preparation of this Guaranty and the other documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the parties hereto and may not be construed against any party by reason of its preparation.
[SIGNATURE PAGE FOLLOWS]

C-4

IN WITNESS WHEREOF, the parties or their undersigned representatives have executed this Guaranty as of the date first set forth above.
THE GUARANTOR

ACKNOWLEDGEMENT OF THE TERMS AND CONDITIONS HEREIN:

____________________

C-5

Schedule 1(d)

Closing Statement
Balances as of 3/21/24 Cash $299,718.27
Indebtedness ($30,930.29)
Net Cash $268,787.98

Purchase Price Pre-Net Cash Adj. $7,750,000.00 Purchase Price: $8,018,787.98
Promissory Note: $1,000,000.00
Closing Purchase Amount: $7,018,787.98